EXHIBIT 2.2



Clifton R. Jessup, Jr.
Bruce H. White
DIXON & DIXON LTD., L.L.P.
2500 Fountain Place
1445 Ross Avenue
Dallas, Texas  75202
Telephone:  (214) 754-0155
FAX:  (214) 754-0704

     And

J. Scott Bovitz  (#93548)
Of Counsel
DIXON & DIXON LTD., L.L.P.
333 S. Grand Avenue, Suite 2000
Los Angeles, California  90071-1524
Telephone:  (213) 346-8310
FAX:  (213) 620-1811

Attorneys for Debtor
and Debtor in Possession

          UNITED STATES BANKRUPTCY COURT
          CENTRAL DISTRICT OF CALIFORNIA
               SANTA ANA DIVISION

In re                                           )    Case No. SA 94-19491-JR
                                                )
CALIFORNIA SEVEN ASSOCIATES                     )       Chapter 11
LIMITED PARTNERSHIP, a                          )
California Limited Partnership,                 )        AMENDED PLAN OF
                                                )     REORGANIZATION UNDER
                                                )     CHAPTER 11 OF THE
                 Debtor.                        )     BANKRUPTCY CODE FOR
                                                )  CALIFORNIA SEVEN ASSOCIATES
                                                )  LIMITED PARTNERSHIP, DEBTOR
                                                )  AND DEBTOR IN POSSESSION,
                                                )  PROPOSED BY THE DEBTOR,
                                                )  DATED APRIL 25, 1995
Employer Tax I.D. # 94-2970056                  )
                                                )  Date:    July 12, 1995
                                                )  Time:   9:30 a.m.
                                                )  Place:   Courtroom 606
                                                )  34 Civic Center Plaza
                                                )  Santa Ana, CA  92701

                California Seven Associates Limited Partnership, a

          California Limited Partnership, the Debtor and Debtor in

          Possession in the above-captioned Chapter\11 case, proposes the following Amended Plan of Reorganization (the "Plan") pursuant to 11\U.S.C. s\1121(a).

                Reference is made to the Amended Disclosure Statement

          (the "Disclosure Statement") filed by the Proponent dated April

          25, 1995, which discusses CAL\7, and its history, business,

          management, Properties, financial information and results of operations.  The Disclosure Statement also contains a summary and analysis of this Plan.  Creditors are urged to consult the

          Disclosure Statement before voting to accept or reject this

          Plan.

                NO SOLICITATION MATERIALS OTHER THAN THE DISCLOSURE

          STATEMENT AND RELATED MATERIALS TRANSMITTED HEREWITH AND

          APPROVED BY THE BANKRUPTCY COURT HAVE BEEN AUTHORIZED BY THE

          BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR

          REJECTIONS OF THIS PLAN.

                                      ARTICLE I

                            DEFINITIONS AND INTERPRETATION

          A.    TERMS DEFINED IN THIS PLAN





                In addition to such other terms as are defined in other

          sections of the Plan, the following capitalized terms shall have the following meanings:

                1.01.     "Acceptance" shall have the same meaning

          contained in Section 1126 of the Bankruptcy Code (11 U.S.C.




                                           1
          6159C/10566.9
          s\1126) and requires that holders of a Class of Claims against the Debtor accept this Plan by at least two thirds in dollar amount and more than one half in number of such Class of Claims.

                1.02.     "Administrative Claim" shall mean a Claim for

          any cost or expense of administration in connection with this

          Case of a kind specified in Section 364(c)(1) of the Bankruptcy

          Code (11 U.S.C. \364(c)(1)) or in Section 503(b) of the

          Bankruptcy Code (11 U.S.C. s\503(b)) and referred to in Section

          507(a)(1) of the Bankruptcy Code (11 U.S.C. s\507(a)(1)),

          including without limitation, the actual, necessary costs and expenses of preserving the Estate and of operating the business of the Debtor, including wages, salaries, commissions or any other compensation for services rendered after the commencement of the bankruptcy Case, compensation for legal or other

          services and reimbursement of costs and expenses under Sections

          330(a) or 331 of the Bankruptcy Code (11 U.S.C. ss\330(a) or

          331) or otherwise allowed by the Court, and all fees and

          charges assessed against the Estate under Chapter 123,

          Title\28, United States Code (28 U.S.C. ss\1911 et seq.).

                1.03.     "Administrative Convenience Claim" shall mean

          the Unsecured Claim in the amount of $1000 or less, or an

          Unsecured Claim voluntarily reduced to $1000 by the election of the holder of the Unsecured Claim.

                1.04.     "Administrative Convenience Class" shall mean

          all Unsecured Creditors of the Debtor with Claims of $1000 or less or Claims voluntarily reduced to $1000.




                                           2
          6159C/10566.9

                1.05.     "Affiliate" shall have the same meaning as such

          term is defined in Section 101(2) of the Bankruptcy Code (11

          U.S.C. s\101(2)).

                1.06.     "Allowed Administrative Claim" shall mean all

          or that portion of any Administrative Claim which has been allowed by a Final Order of the Bankruptcy Court or is

          otherwise allowed under relevant provisions of the Bankruptcy

          Code or is expressly designated an Allowed Administrative

          Expense Claim under this Plan.

                1.07.     "Allowed Amount" shall mean the dollar amount

          of an Allowed Claim or Allowed Interest.

                1.08.     "Allowed Claim" shall mean a Claim, whether or

          not complete evidence of such Claim is set forth in an

          applicable Proof of Claim or in this Plan, other than an

          Administrative Claim, that:

                     (a)  either

                          (1)  is scheduled by the Debtor pursuant to the

                      Bankruptcy Code, other than a Claim scheduled as

                      disputed, contingent or unliquidated, or

                          (2)  proof of which has been timely filed with

                      the Court pursuant to the Bankruptcy Code or any

                      order of the Court, or later filed with leave of

                      the Court after notice and a hearing; and

                     (b)  either

                          (1)  no objection to the allowance of which or

                      a motion to expunge has been interposed before any




                                           3
          6159C/10566.9
                     final date for the filing of such objections or

                     motions set forth in the Confirmation Order, or

                          (2)  any objection to the allowance of which or

                      a motion to expunge has been overruled by a Final

                      Order, or

                          (3)  which has otherwise been allowed by a

                      Final Order or designated as an Allowed Claim

                      under this Plan.

                1.09.     "Allowed Interest" shall mean an Interest in

          the partnership of the Debtor, held either by the General

          Partner or by Limited Partners, and either that is not a

          Disputed Interest or that has been allowed by a Final Order.

                1.10.     "Bankruptcy Code" or "Code" shall mean the

          Bankruptcy Reform Act of 1978, as subsequently amended,

          principally codified at 11 U.S.C. \101, et seq.

                1.11.     "Bankruptcy Court" or "Court" shall mean the

          United States Bankruptcy Court for the Central District of

          California (Santa Ana Division), or, if such court ceases to have jurisdiction over the Case, such court or adjunct thereof that exercises jurisdiction over the Case in lieu of the

          Bankruptcy Court for the Central District of California, having jurisdiction over the Case.

                1.12.     "Bankruptcy Rules" shall mean the Federal Rules

          of Bankruptcy Procedure promulgated by the United States

          Supreme Court pursuant to Section 2075 of Title 28, United

          States Code, and, where appropriate, the Local Bankruptcy Rules




                                           4
          6159C/10566.9
          for the United States Bankruptcy Court for the Central District

          of California to the extent applicable in this Case.

                1.13.     "Bar Date" shall mean January 30, 1995, the

          date set by the Court for filing a proof of Claim or Interest in this Case.

                1.14.     "Business Day" shall mean any day except

          Saturday, Sunday or any other day on which the law authorizes commercial banks in the City of Santa Ana, California, to be closed.

                1.15.     "CAL 7" shall mean California Seven Associates

          Limited Partnership, a California Limited Partnership, the

          Debtor and Debtor in possession in the above-captioned case.

                1.16.     "Case" shall mean the Chapter 11 case commenced

          in the Court by the Debtor on the Petition Date.

                1.17.     "Cash" shall mean cash and cash equivalents

          which evidence immediately available funds.

                1.18.     "Chapter 5 Causes of Action" shall mean all

          claims of the Debtor and Reorganized Debtor against any and all third parties, including without limitation, claims for the recovery of (a)\transfers of cash, offsets, debt forgiveness and other types or kinds of property, or the value thereof,

          recoverable exclusively pursuant to Sections 544, 545, 547,

          548, 549, 550 and 553 of the Code; (b)\damages, general or exemplary or both relating to or based upon (1)\fraud,

          negligence, gross negligence, willful misconduct, or any tort






                                           5
          6159C/10566.9
          actions, (2)\violations of Federal or State securities laws,

          (3)\violations of applicable corporate laws, (4)\breaches of fiduciary or agency duties, (5)\breaches of causes of action based upon alter ego or other liability theories; (c)\damages based upon any other claim of the Debtor, to the extent not specifically compromised or released pursuant to the Plan or an agreement referred to, or incorporated into, the Plan or Final

          Order entered after notice and opportunity for hearing; (d)\any claims of the Debtor for equitable subordination under Section

          510(c) of the Code or under other applicable laws; and (e)\all unresolved objections to any Disputed Claims.

                1.19.     "Chapter 5 Recoveries" shall mean the rights of

          the Debtor or any assignee to any proceeds from (a)\any award,

          judgment or other determination rendered or made in favor of the Debtor or assignee as to any Chapter 5 Cause of Action or

          (b)\any compromise or settlement entered into by or on behalf of the Debtor or on behalf of the Estate.

                1.20.     "Chapter 11" shall mean Chapter 11 of the

          Bankruptcy Code.

                1.21.     "Claim" shall mean a claim against the Debtor,

          whether or not asserted, as defined in Section 101(5) of the

          Bankruptcy Code (11 U.S.C. \101(5)) by whatever right the

          Claimant may have against the Debtor.

                1.22.     "Claimant" shall mean the holder of a Claim.

                1.23.     "Class" shall mean a category of holders of

          Claims or Interests as provided in Article II of this Plan.




                                           6
          6159C/10566.9

                1.24.     "Collateral" shall mean any property of the

          Debtor subject to a valid and enforceable lien to secure the payment of a Claim.

                1.25.     "Confirmation" shall mean the entry of an order

          by the Court confirming this Plan.

                1.26.     "Confirmation Date" shall mean the date of the

          entry of the Confirmation Order by the Bankruptcy Court Clerk's

          Office.

                1.27.     "Confirmation Order" shall mean the order

          signed by the Court confirming this Plan.

                1.28.     "Congen" shall mean Congen Properties, Inc., a

          Delaware corporation, a creditor holding the second lien on the

          Properties.

                1.29.     "Congen Claim" shall mean the Claim held by

          Congen evidenced by that certain promissory note dated October

          25, 1990 in the original principal amount of $14,000,000 with related deeds of trust and other security documents executed by

          CAL 7 and delivered to Congen, as supplemented and amended and all related documents which shall be treated as an Allowed

          Claim as to principal and accrued interest.

                1.30.     "Creditor" shall mean the holder of an Allowed

          Claim against the Debtor.

                1.31.     "Creditors' Committee" shall mean the Official

          Committee of Unsecured Creditors appointed in this Case

          pursuant to Section 1102 of the Code.

                1.32.     "Debtor" shall mean CAL 7, Debtor and Debtor




                                           7
          6159C/10566.9
          in Possession in the above-captioned Case.

                1.33.     "Debtor's Financial Projections" shall mean the

          financial projections attached to this Plan as Exhibit "A".

                1.34.     "Designee" of any person shall mean any Entity

          appointed in any writing executed and delivered by such person for the purpose or purposes specified in such writing.  Such person shall be permitted to appoint different Designees for different purposes.

                1.35.     "Disallowed Claim" shall mean any Claim or

          portion thereof which has been disallowed by a Final Order.

                1.36.     "Disclosure Statement" shall mean the Amended

          Disclosure Statement pursuant to Section 1125 of the Bankruptcy

          Code with respect to the Plan of Reorganization Under Chapter

          11 of the Bankruptcy Code Proposed by the Debtor Dated April

          25, 1995, together with any amendments or modifications thereto.

                1.37.     "Disputed Claim" shall mean:  (a)\a Claim as to

          which, if no proof of Claim has been Filed by the Claims Bar

          Date or has otherwise been deemed timely Filed under applicable law and such Claim has been scheduled by the Debtor in its

          Schedule of Liabilities as other than disputed, contingent or unliquidated:  (1)\the Debtor has objected to the Claim and

          (2)\(I) any agreement to settle the dispute has not been

          executed or (II)\if such agreement was executed prior to the

          Confirmation Date, such agreement has not been approved by the

          Court; or (b)\a Claim as to which, if a proof of Claim has been

          Filed by the Claims Bar Date or has otherwise been deemed




                                           8
          6159C/10566.9
          timely Filed under applicable law, an objection has been Filed by the Debtor or any other party in interest and which

          objection, if timely Filed, has not been withdrawn on or before any date fixed by the  Plan or order of the Court for Filing such objections and such objection has not been denied by a

          Final Order.  Prior to the time that an objection has been or may be timely Filed, for the purpose of the Plan, a Claim

          asserted in a proof of Claim shall be considered a Disputed

          Claim if:  (a)\the amount of the Claim specified in the proof of Claim exceeds the amount of any corresponding Claim

          scheduled by the Debtor in its Schedule of Liabilities; (b)\any

          corresponding Claim in the Debtor's Schedule of Liabilities has

          been scheduled as disputed, contingent or unliquidated,

          irrespective of the amount scheduled; or (c)\no corresponding

          Claim has been scheduled by the Debtor in its Schedule of

          Liabilities.  As to any Disputed Claim, only the portion

          thereof which either (a) exceeds the amount of any

          corresponding Claim scheduled by the Debtor in its Schedule of

          Liabilities or (b) is asserted by Debtor in objections filed in connection therewith as disputed, contingent or unliquidated shall be deemed the "disputed portion" of such Disputed Claims.

                1.38.     "Disputed Interest" shall mean any Interest in

          the Debtor and as to which an objection has been Filed by the

          Debtor or any other party in interest and which objection, if timely Filed, has not been withdrawn on or before any date fixed by the Plan or by order of the Court for Filing such





                                           9
          6159C/10566.9
          objections and such objection has not been denied by a Final

          Order.

                1.39.     "District Court" shall mean the United States

          District Court for the Central District of California.

                1.40.     "Effective Date" shall mean, and shall occur on

          the later of (a) the 11th day after the entry of the

          Confirmation Order; (b) August 1, 1995; or (c) such later date as may be mutually agreed by the Debtor and the Creditors'

          Committee, with notice and an opportunity to object, to all parties requesting special notice, unless the effectiveness of the Confirmation Order has been stayed or vacated, in which case the Effective Date shall be the later of the 11th day after the entry of the Confirmation Order or such date

          thereafter when any stay of the effectiveness of the

          Confirmation Order has expired or otherwise terminated.

                1.41.     "Entity" shall mean any individual,

          corporation, partnership, joint venture, association, joint stock company, unincorporated organization, estate, trust,

          governmental unit or other entity including the Debtor and the

          U.S. Trustee, whether singular or plural, but does not include the Federal Deposit Insurance Corporation and/or the Resolution

          Trust Corporation, their successors or assigns.

                1.42.     "Estate" shall mean the estate created in this

          Bankruptcy Case pursuant to Section 541 of the Bankruptcy Code

          (11 U.S.C. \541).

                1.43.     "Executory Contracts" shall mean all leases




                                          10
          6159C/10566.9
          and executory contracts within the meaning of Section 365 of the Bankruptcy Code (11 U.S.C. \365) including but not limited to and all leases or executory contracts that are modified by this Plan.

                1.44.     "Face Amount" shall mean with respect to any

          Claim the full stated liquidated amount claimed by the holder of such Claim in any proof of Claim timely filed by such holder plus the amount determined by (i) agreement of such holder and

          Reorganized Debtor, or (ii) by the Court as to the unliquidated portion, if any, of such Claim.

                1.45.     "Fee Application" shall mean the application of

          a professional person under Sections 330 or 503 of the

          Bankruptcy Code (11 U.S.C. \330 or 503) for allowance of

          compensation and reimbursement of expenses in the Chapter 11

          Case.

                1.46.     "File" or "Filed" shall mean file or filed with

          the Court in this Case.

                1.47.     "Filing Date" shall mean September 16, 1994,

          the day this Case was filed with the Court.

                1.48.     "Final Order" shall mean an order as to which

          any appeal that has been or may be taken has been resolved or as to which the time for appeal has expired.

                1.49.     "Fiscal Year" shall mean the annual accounting

          period used by the Debtor which is a calendar year.

                1.50.     "General Partner" shall mean CIGNA Realty






                                          11
          6159C/10566.9

          Resources, Inc. - Seventh, the sole General Partner of the

          Debtor.

                1.51.     "Insurance Policy" shall mean the collective

          insurance policies that provided coverage to the Debtor's

          Properties by the Insurers pursuant to the insurance contracts identified as follows:

                (1)  Aetna Policy No. 007-MO-15631-SCA (the "Aetna

                     Policy");

                (2)  Home Policy No. MLP 9109969 (the "Home Policy");

                (3)  Phoenix Policy No. E-CIP-P22456 (the "Phoenix

                     Policy"); and

                (4)  Lexington Policy No. 8690158 (the "Lexington

                     Policy").

                1.52.     "Insured Claim" shall mean the Claim arising

          from the damage to Sherman Oaks from the Northridge earthquake and any other claims covered by the Debtor's Insurance Policy.

                1.53.     "Insurers" shall collectively mean the Aetna

          Life Insurance Company ("Aetna"), Home Insurance Company

          ("Home"), Phoenix Assurance Company of New York ("Phoenix") and

          Lexington Insurance Company ("Lexington").

                1.54.     "Interest" shall mean the rights of a partner

          (general or limited) arising from his, her or its status as an

          Equity Interest holder.

                1.55.     "LIBOR" shall mean the London Inter-Bank

          Offering Rate which is published daily in the Wall Street

          Journal.




                                          12
          6159C/10566.9

                1.56.     "Maxim" shall mean Maxim Property Management,

          formerly known as Prometheus Management Group, an independent contractor managing the Amberway Apartments for CAL 7 pursuant to the Maxim Management Agreement.

                1.57.     "Maxim Management Agreement" shall mean the

          Management Agreement dated May 1, 1992, by and between

          California Seven Associates Limited Partnership ("Owner"), and

          Promethius Management Group, as supplemented and amended from time to time.

                1.58.     "Objection Deadline" shall mean the date by

          which Objections to Claims shall be filed with the Bankruptcy

          Court and served upon the respective holders of each of the

          Claims as provided in Section 11.01 of the Plan.

                1.59.     "Operating Properties" shall mean the following

          five (5) apartment complexes and related site improvements owned and operated by CAL 7 that are currently leased and have tenants as of the Confirmation Date:

                (1)  Amberway Apartments
                     489 S. Chatham Circle
                     Anaheim, California

                (2)  Pacifica Club
                     6700 Warner Avenue
                     Huntington Beach, California

                (3)  Oakwood Apartments (West Los Angeles)
                     3636 Sepulveda Blvd.
                     Los Angeles, California

                (4)  Mission Bay East
                     3883 Ingraham Street
                     San Diego, California

                (5)  Arbor Park Apartments
                     859 N. Mountain Avenue
                     Upland, California


                                          13
          6159C/10566.9

                1.60.     "Other Priority Claims"  shall mean a Claim

          which is entitled to priority under Section 507 of the

          Bankruptcy Code (11 U.S.C. \507) other than a Claim entitled to priority under Sections 507(a)(1), 364(c)(1) or 507(a)(7) of the Bankruptcy Code (11 U.S.C. \507(a)(1) or 507(a)(7)).

                1.61.     "Partnership Units" shall mean the limited

          partnership voting securities issued by CAL 7 and currently held by the limited partners and by the General Partner.

                1.62.     "Plan" shall mean this Amended Plan of

          Reorganization Under Chapter 11 of the Bankruptcy Code for

          California Seven Associates Limited Partnership, Debtor and

          Debtor in Possession, Proposed by the Debtor, Dated April 25,

          1995, including any amendment or modification thereto, which

          Plan shall also constitute a Plan of Reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code (26

          U.S.C. \368(a)(1)).

                1.63.     "Plan Proponent" shall mean the Debtor and such

          other entities which, by appropriate pleadings filed in the

          Case prior to the Confirmation Date, join as Plan Proponents.

                1.64.     "Professional Persons" shall mean an Entity

          retained or to be compensated pursuant to Sections 327, 328,

          330, 503(b) or 1103 of the Bankruptcy Code.

                1.65.     "Properties" shall mean the Operating

          Properties plus Sherman Oaks property.

                1.66.     "Pro Rata" shall mean, proportionately, based





                                          14
          6159C/10566.9
          on the percentage amount of the distribution made on account of a particular Allowed Claim or Allowed Interest and the

          distributions made on account of all Allowed Claims or Allowed

          Interests of the Class in which the particular Allowed Claim or

          Allowed Interest is included.

                1.67.     "R&B" shall mean R&B Apartment Management

          Company, Inc., an independent contractor managing the Arbor

          Park Apartments, Pacifica Club Apartments and Oakwood

          Management Company, a division of R&B Realty Group, independent contractor managing Oakwood Apartments (West Los Angeles),

          Sherman Oaks Apartments, and Mission Bay East Apartments

          pursuant to the R&B Management Agreements.

                1.68.     "R&B Management Agreements" shall mean the

          following Management Agreements which have been supplemented or amended from time to time:

                     1.   Management Agreement, Arbor Park Apartments,

                 Upland, California, dated May 1, 1991;

                     2.   Management Agreement, Pacifica Club Apartments,

                 dated May 1, 1992;

                     3.   Second Amendment to Management and Leasing

                 Agreement dated August 1992;

                     4.   First Amendment to Management and Leasing

                 Agreement dated January 1, 1991; and

                     5.   Management and Leasing Agreement dated January

                 30, 1985.

                1.69.     "Reorganized Debtor" shall mean the Debtor's




                                          15
          6159C/10566.9
          partnership entity resulting from the Plan on and after the

          Effective Date.

                1.70.     "Schedules" shall mean the Schedules of Assets

          and Liabilities and the Statement of Financial Affairs filed by the Debtor in this Case, together with any amendments thereto.

                1.71.     "Secured Claim" shall mean a Claim secured by a

          lien on property of the Debtor, which lien is valid, perfected and enforceable under applicable law and which is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law and which is duly established in the Case,

          but only to the extent of the value of the Collateral that secures payment of the Claim.

                1.72.     "Sherman Oaks" shall mean the Oakwood Apartment

          complex located at 4500 Woodman Avenue, Sherman Oaks,

          California, that was damaged in the Northridge earthquake on

          January 17, 1994.

                1.73.     "Stablization of Occupancy" shall mean an

          average physical occupancy for at least 90 days of 90% or more.

                1.74.     "Tax Claim" shall mean Claims of the kind

          specified in Section 507(a)(7) of the Bankruptcy Code

          (11\U.S.C. \507(a)(7)).

                1.75.     "Term of the Plan" shall mean the period of

          time commencing on the Effective Date and ending on the date of the final payment due under the plan.

                1.76.     "Trade Claimants" shall mean the holders of






                                          16
          6159C/10566.9

          Claims for goods and services rendered to or for any of the

          Properties, including but not limited to the Claims of all vendors, suppliers, contractors, R&B and Maxim.

                1.77.     "Travelers" shall mean The Travelers Life

          Insurance Company, a secured Creditor of the Debtor.

                1.78.     "Travelers Secured Claim" shall mean the

          Secured Claim held by Travelers evidenced by the original note secured by deeds of trust dated December 20, 1984 in the

          principal amount of $100,000,000, which debt was originally incurred on or about December 20, 1984 and was assumed by the

          Debtor on or about January 31, 1985 with related security

          documents, as supplemented and amended, together with all

          related documents which are referenced in the Proof of Claim filed by Travelers on or about January 23, 1995.

                1.79.     "Unclaimed Property" shall mean any Cash or

          Reorganization Securities which are unclaimed one year

          following the Effective Date.  Unclaimed Property shall include:

                     (a)  checks (and the funds represented thereby),

                 which have been returned as undeliverable after having

                 been properly posted to the forwarding address most

                 recently provided to the Debtor or Reorganized Debtor;

                     (b)  funds for checks which have not been paid;

                     (c)  checks (and the funds represented thereby),

                 which are not mailed or delivered because of the

                 absence of a proper address in which to mail or deliver

                 such property; and




                                          17
          6159C/10566.9

                     (d)  interest on Cash constituting Unclaimed

                 Property.

                1.80.     "Unsecured Claim" shall mean any Claim that is

          not an Administrative Claim, an Administrative Convenience

          Claim, an Other Priority Claim, a Tax Claim or a Secured Claim.

          B.    INTERPRETATION, RULES OF CONSTRUCTION AND OTHER TERMS.

                Any term used in this Plan that is not defined herein,

          whether in this Article I or elsewhere, but that is used in the

          Code or the Bankruptcy Rules has the meaning assigned to that term in the Code or the Bankruptcy Rules and shall be construed in accordance with the Rules of Construction thereunder.

                Any capitalized term used in this Plan that is not

          defined herein, but that is defined and used in the Disclosure

          Statement has the meaning ascribed to that term in the

          Disclosure Statement.

                The words "herein," "hereof," "hereto," "hereunder" and

          others of similar importance refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.

                Unless specified otherwise in a particular reference, a

          reference in this Plan to an article or a section is a

          reference to that article or section of this Plan.

                Any reference in this Plan to a document or instrument

          being in a particular form means that the document or

          instrument shall be in substantially such form.

                Any reference in this Plan to an existing document or




                                          18





          6159C/10566.9
          instrument means such document or instrument as it may have been amended, modified or supplemented from time to time.

                As contextually appropriate, each term stated in either

          the singular or plural shall include both the singular and the plural.

                In addition to the foregoing, the rules of construction

          set forth in Section 102 of the Code (11 U.S.C. \102) shall apply to this Plan.

                In computing any period of time prescribed or allowed by

          this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                All exhibits to this Plan are incorporated into this

          Plan, and shall be deemed to be included in this Plan,

          regardless of when filed with the Court.

                                      ARTICLE II

                    CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                2.01.     Division of Claims.  For purposes of

          organization, voting and all confirmation matters, except as otherwise provided herein, all Claims (except for

          Administrative Claims and priority Tax Claims) and all Equity

          Interests shall be classified as set forth in this Article II of the Plan.





                2.02.     Administrative Claims and Priority Tax Claims.

          As provided in Section 1123(a)(1) of the Bankruptcy Code (11

          U.S.C. \1123(a)(1)), Administrative Claims and priority Tax

          Claims against the Debtor shall not be classified




                                          19
          6159C/10566.9
          for purposes of voting or receiving distributions under the

          Plan.  Rather, all such Claims shall be treated separately as unclassified Claims pursuant to the terms set forth in Article

          IV of the Plan.

                2.03.     Allowed Claims and Interests.  A Claim or

          Interest is in a particular Class only to the extent the Claim or Interest is an Allowed Claim or Allowed Interest as defined herein.

                2.04.     Classification of Claims and Interests.  Claims

          against the Estate and Interests in the Debtor are classified as follows:

                     (a)  Class 1 - Class 1 consists of the Travelers

                 Secured Claim;

                     (b)  Class 2 - Class 2 consists of the Congen Claim;

                     (c)  Class 3 - Class 3 consists of the claims of any

                 other secured or undersecured claimants;

                     (d)  Class 4 - Class 4 consists of the Other

                 Priority Claims;

                     (e)  Class 5 - Class 5 consists of Administrative

                 Convenience Claims against the Debtor;

                     (f)  Class 6 - Class 6 consists of all Unsecured

                 Claims of Trade Claimants (except Administrative

                 Convenience Claims in Class 5, undersecured or Secured

                 Claimants in Class 3, Tenants' Claims in Class 7 and








                                          20
          6159C/10566.9
                claims of the General Partner and other claimants in

                Class 8);

                     (g)  Class 7 - Class 7 consists of the Allowed

                 Unsecured Claims of the tenants of the Debtor residing

                 in the Operating Properties;

                     (h)  Class 8 - Class 8 consists of the Allowed

                 Unsecured Claims of the General Partner and of CIGNA

                 Financial Partners, Inc. and CIGNA Investments, Inc.;

                 and

                     (i)  Class 9 - Class 9 consists of the Allowed

                 Interests of the General Partner and the limited

                 partners of the Debtor.

                                     ARTICLE III

                                  IDENTIFICATION OF
                   IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

                3.01.     Unimpaired Classes of Claims and Interests.

          The class consisting of Other Priority Claims (Class 4) is not impaired under the Plan.  This class is deemed to have accepted the Plan under the provisions of Section 1126(f) of the

          Bankruptcy Code (11 U.S.C. \1126(f)).  The Class consisting of the Allowed Unsecured Claims of the tenants of the Debtor

          (Class 7) is not impaired because their leases will be assumed and their security deposits paid according to the terms of their leases.  This Class is deemed to have accepted the Plan under the provisions of Section 1126(f) of the Bankruptcy Code

          (11\U.S.C. \1126(f)).  The Plan Proponent shall not solicit acceptances of the Plan from Classes 4 and 7.



                                          21
          6159C/10566.9

                3.02.     Impaired Classes of Claims and Equity

          Interests.  Classes 1, 2, 3, 5, 6, 8 and 9 are impaired under the Plan.  The Plan Proponent shall seek acceptances of the

          Plan from these Classes.

                                      ARTICLE IV

                          TREATMENT OF CERTAIN UNCLASSIFIED
                    ADMINISTRATIVE, STATUTORY FEES AND TAX CLAIMS

                4.01.   Administrative Claims.

                   (a)  Allowed Administrative Claims Against the Debtor.

                  Subject to the Bar Date provisions of Paragraph (b) of

                  this Article IV, the holders of Allowed Administrative

                  Claims against the Debtor, unless otherwise agreed,

                  are entitled to priority under Section 507(a)(1) of

                  the Bankruptcy Code.  An Entity entitled to payment

                  pursuant to Sections 546(c) or 553 of the Bankruptcy

                  Code, and an Entity entitled to payment of

                  administrative expenses pursuant to Sections 503 and

                  507(a) of the Bankruptcy Code, shall receive on

                  account of such Allowed Administrative Claims or

                  administrative expenses unless otherwise agreed, Cash

                  in the amount of such Allowed Administrative Claims or

                  administrative expenses on the Effective Date.

                  Notwithstanding the foregoing, outstanding operating

                  payables incurred in the ordinary course of business

                  of the Debtor shall be paid according to their terms.

                  Professional fee expenses for services rendered after

                  the Effective Date shall be paid by Reorganized Debtor

                  in the ordinary course of business.



                                          22
          6159C/10566.9

                   (b)  Bar Date for Filing Applications for Allowance

                 and Payment of Administrative Expense Claims.

                 Applications for allowance and payment of

                 Administrative Claims must be filed on or within 90

                 days after the Effective Date.  The Court shall not

                 consider any applications for allowance of

                 Administrative Claims filed after such date.

                 Reorganized Debtor and all other interested parties

                 shall have until 30 days after the filing of such

                 Administrative Claims to object to such Administrative

                 Claims.  All Administrative Claims that become Allowed

                 Administrative Claims after the Confirmation Date will

                 be treated like other Allowed Administrative Claims and

                 will be paid on the later of the Effective Date or

                 within 30 days after becoming an Allowed Administrative

                 Claim unless otherwise ordered by the Court.  Any of

                 such Claims which are Allowed but which are not

                 determined to be Administrative Claims will be treated

                 as Class 6 Claims.

                4.02.   Payment of Statutory Fees.  On or before the

          Effective Date, all fees payable pursuant to Section 1930 of

          Title 28, United States Code, 28 U.S.C. \1930, as determined by the Court at the Confirmation Hearing, shall be paid in Cash equal to the amount of such Administrative Claim.

                4.03.   Tax Claims.  All Tax Claims shall be paid by the

          Debtor in full, in Cash, on the Effective Date or pursuant to their terms; provided, however, that Reorganized Debtor may


                                          23
          6159C/10566.9
          elect to pay a Tax Claim in deferred Cash payments of a value as of the Effective Date equal to the Allowed Amount of such

          Tax Claim payable over a period (a) not exceeding six years from the date of assessment if an assessment has been made prior to the Effective Date, and (b) not exceeding six (6)

          years from the Effective Date if no assessment has been made prior to such date (with interest at the rate of 5.25% from the

          Effective Date of the Plan) or as the holder of such Tax Claim and Reorganized Debtor may otherwise agree.

                4.04.   Disallowance of Certain Interest and Penalties on

          Tax Claims.  Holders of Tax Claims shall not receive any

          payment on account of postpetition interest on, or penalties with respect to, or arising in connection with, such Tax

          Claims, except as allowed by a Final Order.  The Plan, the

          Confirmation Order and Section 1141(d) of the Bankruptcy Code

          provide for the discharge of any such Claims for postpetition interest or penalties.  Holders of Tax Claims shall not assess or attempt to collect such interest or penalties from the

          Debtor, the Estate, Reorganized Debtor or from any of its

          respective properties.

                4.05.   Disallowance of Special Taxes.  The issuance,

          transfer, or exchange of a security as defined under the

          Bankruptcy Code or applicable law, or the making or delivery of any instrument of transfer under this Plan, shall not be taxed under any state or local law imposing a stamp tax or similar tax as provided in Bankruptcy Code Section 1146.




                                          24
          6159C/10566.9

                                      ARTICLE V

                           TREATMENT OF UNIMPAIRED CLASSES

                5.01.   Class 4 Claims.  Class 4 Claims (the Other

          Priority Claims) if any, shall be paid in Cash in full on the

          Effective Date or as otherwise agreed between the Debtor and such claimant.

                5.02.   Class 7 Claims.  Class 7 Claims, all Unsecured

          Claims of the Tenants of the Operating Properties, shall have their leases assumed on the Effective Date and shall be

          entitled to receive their security deposits pursuant to the terms of their leases.

                                      ARTICLE VI

                     TREATMENT OF CLASSES IMPAIRED UNDER THE PLAN

                6.01.   Class 1 Claims.  The holder of the Class 1 Claim

          (the Travelers Secured Claim in the approximate amount of

          $97,880,497.00) shall receive payment in full of its Allowed

          Secured Claim, evidenced by the Third Note Modification

          Agreement (the "Modified Note"), a form of which is attached to the Plan as Exhibit "D".  The Modified Note generally contains the same terms as the original Travelers' Note except as

          modified by the terms of this Plan.  Any accrued and unpaid postpetition interest to which the Claimant in Class 1 is

          entitled shall be added to the principal amount of the Modified

          Note.  The addition of accrued interest to principal shall not include default interest, late charges or attorneys' fees

          unless allowed under Section 506(b) of the Bankruptcy Code or




                                          25
          6159C/10566.9
          unless otherwise ordered by the Bankruptcy Court.

                The repayment of the debt evidenced by the Modified Note

          shall be secured by first liens on the Properties evidenced by the six existing first deeds of trust as modified.  Travelers shall receive a Third Deed of Trust Modification Agreement (the

          "Modified Deeds of Trust") for each of the Properties.  A form of the Modified Deeds of Trust is attached to the Plan as

          Exhibit "D".  The Modified Deeds of Trust shall contain the following release prices for each of the Properties (subject to proportional increases for any accrued and unpaid post-petition interest for which Travelers is entitled and adjustments for payments made):

                     Amberway Apartments               $12,550,000

                     Arbor Park Apartments              $8,410,000

                     Mission Bay East Apartments       $25,500,000

                     Oakwood Apartments - West
                     Los Angeles                       $18,600,000

                     Pacifica Club Apartments          $16,000,000

                     Sherman Oaks Apartments           $16,820,497


                From the Effective Date until the completion of the

          repairs and Stabilization of Occupancy of Sherman Oaks

          (approximately 18 months from the Effective Date) the debt attributable to Sherman Oaks shall be secured by the Sherman

          Oaks Apartments with a value of $14,900,000 and by the cash balance maintained in the Reorganized Debtor's bank account.

          For the approximate 18 month period, monthly payments in




                                          26
          6159C/10566.9
          arrears of interest only commencing at the rate of 8.125% and adjusted monthly as described hereafter on the principal amount of $14,900,000 shall be paid commencing on the tenth day of the second month after the Effective Date.  The interest rate shall be adjusted monthly on the first day of the month for the month in which interest is accruing based upon the 30-day LIBOR rate on that date plus 2%.  Upon Stablization of Occupancy of

          Sherman Oaks, the $14,900,000 plus interest commencing at the rate of 10.3% and adjusted monthly as described hereafter with a 30-year amortization schedule shall be paid in monthly

          payments.  The rate of interest shall be adjusted monthly on the first day of the month for the month in which interest is accruing based upon the 30-day LIBOR rate on that date plus

          4.175%.

                The balance of the Allowed Secured Claim in the total

          approximate amount of $82,980,497.00 evidenced by the Modified

          Note secured by first deeds of trust on the five Operating

          Properties shall earn interest commencing at the rate of 10.3%

          and adjusted monthly as described hereafter for the first 18 months commencing on the first day of the first month after the

          Effective Date.  The payments of interest only shall be due and payable monthly in arrears by the tenth day of the month.

          Thereafter, interest commencing at the rate of 10.3% and

          adjusted monthly as described hereafter with a 30-year

          amortization schedule on the principal balance of the Modified

          Note shall be paid until December 31, 2004, when the total




                                          27

          6159C/10566.9
          outstanding balance of the Modified Note shall be due and

          payable in full.  Throughout the term, the interest rate shall be adjusted monthly on the first day of the month for the month in which interest is accruing based upon the 30-day LIBOR rate on that date plus 4.175%.  All payments made to Travelers

          postpetition shall be credited against the amount of the

          Modified Note pro rata.

                The Debtor shall maintain the Properties in good and

          tenantable condition using funds for capital expenditures with regard to the five Operating Properties and after Stabilization of Occupancy at Sherman Oaks, as estimated in the Debtor's

          Projections attached to the Plan.  These amounts shall be

          expended in the ordinary course of business to maintain the five Operating Properties and Sherman Oaks in a good and

          tenantable condition.  The Reorganized Debtor may prepay the

          Modified Note to Travelers at any time in whole or in part without penalty.

                The holder of the Allowed Class 1 Claim shall retain its

          liens on the Properties to secure the Modified Note on the same terms and conditions as set forth in the original Travelers security documents except as modified in the Plan.  The forms of the Modified Note, the Modified Deeds of Trust (Reorganized

          Debtor shall execute six Modified Deeds of Trust in the same form); and the Second Amendment to Security Agreement are

          attached to the Plan as Exhibit "D".

                The Reorganized Debtor may obtain new financing to




                                          28
          6159C/10566.9
          replace the current Travelers' loan on Sherman Oaks through the

          City of Los Angeles and from FNMA or their designee in the approximate amount of $17,820.497.  The City of Los Angeles may issue tax-exempt bonds to provide a financing program for the replacement financing of Sherman Oaks in the approximate amount of $1,000,000 as well as the release price on Sherman Oaks in the approximate amount of $16,820,497.

                The Debtor anticipates that the replacement financing

          through the City and FNMA may occur in eighteen months, from the Effective Date, after the repair and Stablization of

          Occupancy of Sherman Oaks.  Upon payment of the release price for Sherman Oaks, Travelers shall release its first mortgage lien on Sherman Oaks.

                6.02.     Class 2 Claims.  The holder of Class 2 Claim

          (the Congen Claim in the approximate amount of $15,600,000)

          shall receive in full and complete satisfaction of its claim cash paid on the Effective Date in the amount of $50,000.00 and shall receive sixty-six and two-thirds (66-2/3) Partnership

          Units.

                6.03.     Class 3 Claims.  The holder(s) of the Class 3

          Claims (all other secured claimants and undersecured claimants)

          shall receive in full and complete satisfaction of their

          claims, modified notes in the Allowed Amounts of their claims.

          The modified notes shall provide for interest at the rate of

          10.3% per annum based on a 30-year amortization of the

          principal balance of the modified notes until December 31,




                                          29
          6159C/10566.9

          2004, when the total outstanding balance of the modified notes shall be due and payable in full.  The interest rate shall be adjusted monthly on first day of each month for the month in which interest is accruing following the Effective Date based upon LIBOR plus 4.175%.  The Secured Claimants, if any, in

          Class 3 shall retain their liens, in accordance with their priority.  The undersecured Claimants, if any, shall release their liens on the undersecured portion of their Claim.

                6.04.     Class 5 Claims.  Class 5, all Unsecured Allowed

          Claims of the Debtor of $1000 or less or such Claims that are voluntarily reduced to $1000 (the Administrative Convenience

          Class in the approximate amount of $41,000.00), shall receive

          Cash for their Allowed Claims equal to the amount of such Claim not to exceed $1000 as follows:  Fifty percent (50%) of such claim shall be paid on the Effective Date and Fifty percent

          (50%) shall be paid seven months after the Effective Date.

                6.05.     Class 6 Claims.  The holders of Class 6 Claims

          (the Unsecured Creditors of the Debtor with Allowed Claims in the approximate aggregate amount of $460,500.00) shall receive payment in full for their Allowed Claims in Cash to be paid in annual payments over of term of three (3) years plus interest at the rate of 5.25% per annum.  The first payment shall be made on the Effective Date.

                6.06.     Class 8 Claims.  The holders of Class 8 Claims

          (the Allowed Claims of the affiliates of the General






                                          30
          6159C/10566.9

          Partner) shall have their prepetition Unsecured Claims

          discharged on the Effective Date.

                6.07.     Class 9 Interests.  The holders of Allowed

          Class 9 Interests shall retain their partnership interests in the Debtor, subject to the treatment of Class 2 as hereinbefore described.

                                     ARTICLE VII

                      MEANS FOR EXECUTION OF PLAN AND CONDITIONS
                              TO PLAN BECOMING EFFECTIVE

                7.01.      Partnership Structure.  The Debtor, upon the

          Effective Date, shall become the Reorganized Debtor, and shall take all appropriate actions set forth in the Plan.  On and after the Effective Date, the control of the Reorganized Debtor shall be determined according to the Limited Partnership

          Agreement which is attached hereto as Exhibit "C" and

          applicable non-bankruptcy law as modified by this Plan.

                7.02.      Conditions to Plan Becoming Effective and

          Events to Occur on the Effective Date.  The Plan shall not be consummated and the Effective Date shall not occur until each of the following conditions have been satisfied or such

          conditions occur on the Effective Date:

                     (a)   The Confirmation Order shall have been entered

                 by the Bankruptcy Court in a form satisfactory to the

                 Debtor;

                     (b)   The Allowed Priority Claims (Class 4) shall

                 receive payment in full; and





                                          31
          6159C/10566.9

                     (c)   All Administrative Convenience Claims (Class

                 5) and Allowed Unsecured Claims in Class 6 shall

                 receive their first pro rata payment.

                7.03.      Repair of Sherman Oaks.  The Reorganized

          Debtor, in its sole discretion, shall rebuild, repair and/or reconstruct (hereinafter collectively referred to as "Repair")

          Sherman Oaks.  The Reorganized Debtor, in its sole discretion,

          may enter into contracts, including but not limited to

          construction contracts, for the Repair of Sherman Oaks.  The

          Insurers are directed to immediately pay any and all insurance proceeds from the Insurance Policy directly to the Debtor as sole payee.  The Reorganized Debtor shall have the right, in its sole discretion, to use the proceeds from the Insurance

          Policy, including but not limited to the business

          interruption/rent loss proceeds, to Repair Sherman Oaks.  The

          Debtor shall further have the right to use any and all

          insurance proceeds from the Insurance Policy to pay, including,

          but not limited to the deductible required under the Insurance

          Policy, and any and all upgrades of the Sherman Oaks property not otherwise covered by the Insurance Policy.  Travelers shall not interfere in any way with the Repair of Sherman Oaks.

                7.04.      Vesting of Assets in Reorganized Debtor.

          During the period following the entry of the Confirmation

          Order, the Debtor shall continue as Debtor in Possession, until the Effective Date and then shall operate and conduct its

          business as the Reorganized Debtor.  Except as otherwise




                                          32
          6159C/10566.9
          provided in the Plan, on the Effective Date, all property of the Estate, and any property acquired by the Debtor or any property treated under any provision of the Plan, shall vest in

          Reorganized Debtor, free and clear of all Claims, liens,

          charges, other encumbrances and Interests except for the

          Claims, liens and security interests specifically retained in

          the Plan.   Reorganized Debtor may operate its business and may

          use, acquire and dispose of cash and property and compromise or settle any Claims or Interest without supervision or approval by the Court and free of any restrictions of the Code or

          Bankruptcy Rules, other than those restrictions expressly

          imposed by the Plan and the Confirmation Order.  Without

          limiting the foregoing, Reorganized Debtor may pay after the

          Effective Date the charges that the Debtor incurs after the

          Confirmation Date for Professionals' fees, disbursements,

          expenses or related support services without application to the

          Court.

                7.05.      The Reorganized Debtor's Obligations Under the

          Plan.  Reorganized Debtor shall perform all of the duties and obligations under the Plan, including obligations to pay or otherwise satisfy the Allowed Claims.  All Cash necessary for

          Reorganized Debtor to make payments pursuant to the Plan shall be obtained from the Debtor's existing Cash balances, cash in accounts, payments from the Insurers, interest accrued or to accrue, funds to be received or from the operations of the

          Debtor or Reorganized Debtor and any funds received from or




                                          33
          6159C/10566.9
          through the City of Los Angeles.  Reorganized Debtor may enter into leases of the Property and may seek to refinance any

          individual Property as it deems necessary or appropriate.

                7.06.      Unclaimed Property.  Unclaimed Property shall

          be held and maintained by Reorganized Debtor or its Agent, if any.  If the Entity entitled to any such Cash or Non-Cash

          Unclaimed Property is located within one (1) year after the

          Effective Date, such Unclaimed Property, together with any Cash or non-Cash dividends excluding interest earned thereon, shall be paid and distributed to such Entity.  If, however, such

          Entity cannot be located within one (1) year following the

          Effective Date, any such Cash Unclaimed Property and Unclaimed

          Property and related interest thereon, shall become the

          property of Reorganized Debtor.

                7.07.      Implementation of Plan Under State Partnership

          Law.  The General Partner of the Debtor is authorized and

          directed to take all necessary or appropriate action under state partnership statutes applicable to the Debtor to

          implement the Plan, including amending the limited partnership agreement of the Debtor which, upon the Effective Date, is necessary to implement the plan.  The General Partner of the

          Debtor shall take all such actions without meetings or other action by the limited partners of the Debtor.  The General

          Partner of the Debtor and/or the Reorganized Debtor, may

          designate one or more officers of the General Partner to

          execute documents and certificates and to take all other




                                          34
          6159C/10566.9
          actions authorized pursuant to this Plan.  Without limiting the generality of the foregoing, the actions authorized under this

          Section of the Plan may include:  (a) amending the partnership agreement of the Debtor, which, upon the Effective Date, shall become the Reorganized Debtor; and (b) filing documents and certificates and taking other actions with respect to the

          Secretary of State or other appropriate officials of each

          applicable state.  From and after the Effective Date, the

          actions of the General Partner of the Reorganized Debtor

          (except actions ratifying any of the actions specified above in this Section 7.07 to authorize and implement the express

          provisions of this Plan) shall be subject to all applicable state partnership laws.

                7.08.      New Financing.  Subsequent to the preliminary

          hearing on the Motion for Relief from the Automatic Stay filed by Travelers, the Debtor met with David Perel, Housing Finance

          Officer for the Los Angeles Housing Department, City of Los

          Angeles, concerning the City's financial assistance in

          repairing Sherman Oaks.  On or about March 16, 1995, counsel for the Debtor received correspondence from Mr. Perel

          indicating the City's willingness to assist the Debtor in

          repairing Sherman Oaks.  Specifically, the City Housing

          Department is tentatively prepared to provide at least $300,000 in direct construction funding to cover a portion of the

          insurance deductible on Sherman Oaks.  Additionally, in

          conjunction with a guaranty to which the Federal National




                                          35
          6159C/10566.9

          Mortgage Association ("FNMA") has tentatively agreed, the City is tentatively prepared to issue tax-exempt bonds to pay off both the deductible portion of the reconstruction financing (in the approximate amount of $1,000,000) as well as the first mortgage loan on Sherman Oaks held by Travelers (in the

          approximate amount of $16,820,497).

                The Debtor is in the process of finalizing the tentative

          agreement with the City concerning possible financing in the total approximate amount of $17,820,497.  A portion of the financing (approximately $1,000,000) will be used to pay the insurance deductible necessary to repair Sherman Oaks.  The remaining amount will be used to pay off the first mortgage note held by Travelers on Sherman Oaks (in the approximate amount of $16,820,497).

                In consideration for the $17,820,497, the City of Los

          Angeles and/or FNMA shall receive a note in the approximate amount of $17,820,497.  The note will be secured by a first deed of trust on Sherman Oaks.  Terms of the repayment will be more favorable than the current loan on Sherman Oaks with

          Travelers with interest estimated to be at the rate of 7.5% per annum.

                                     ARTICLE VIII

                          PROVISIONS GOVERNING DISTRIBUTIONS

                8.01.      Distributions by Reorganized Debtor.  All

          distributions to be made under the Plan shall be made by

          Reorganized Debtor.  Reorganized Debtor may employ or contract




                                          36

          6159C/10566.9
          with other Entities to assist in or make the distributions required by the Plan.  Reorganized Debtor shall serve without bond.

                8.02.      Date of Distributions for Claims Allowed as of

          the Effective Date.  Except as otherwise provided in this Plan,

          or as may be ordered by the Court, distributions of Cash to

          Claims Allowed as of the Effective Date and the nondisputed amount of Disputed Claims and Disputed Interests shall be made no later than ten (10) days following the Effective Date.

          Authorized distributions to Classes 4, 5 and 6 shall be divided pro rata among the claimants in such Classes and shall be

          deemed made as of the Effective Date if made on the Effective

          Date or as promptly thereafter as practicable, but in any event no later than ten (10) days after the Effective Date.

          Distributions on account of the disputed portion of Disputed

          Claims and Disputed Interests allowed after the Effective Date shall be made pursuant to Article\XI.  The Reorganized Debtor shall establish a disputed claims reserve for the disputed claims of Classes 4, 5 and 6 as set forth in Article XI of the

          Plan.

                8.03.      Delivery of Distributions.

                     (a)   General.  Subject to Bankruptcy Rule 9010,

                 distributions and deliveries to each holder of an

                 Allowed Claim shall be made at the address of such

                 holder as set forth on the proof of Claim filed by such

                 holder (or at the last known address of such holder if

                 no proof of


                                          37
          6159C/10566.9

                Claim is Filed or if the Debtor has been notified of a

                change of address), as of the last business day prior to

                the Effective Date.  If any holder's distribution is

                returned as undeliverable, no further distribution to

                such holder shall be made unless and until Reorganized

                Debtor is notified of such holder's then current

                address, at which time all missed distributions shall be

                made to such holder without interest.  Reorganized

                Debtor shall be under no obligation to attempt to locate

                the holder of any Allowed Claim or to recognize any

                purported transfer or encumbrance on the rights of

                holders of Allowed Claims after the Confirmation Date.

                Amounts of undeliverable distributions attempted by

                Reorganized Debtor shall be retained by Reorganized

                Debtor until such distributions are claimed or until

                such distributions become Unclaimed Property.  All

                Claims for undeliverable distributions shall be made on

                or before the second anniversary of the Effective Date.

                After such date, all Unclaimed Property shall be treated

                as specified in Section 7.05 of this Plan and the Claim

                of any holder with respect to such property shall be

                discharged and forever barred.

                     (b)   Means of Cash Payments.  Cash payments made

                 pursuant to the Plan shall be in United States dollars

                 by checks drawn on the domestic bank selected by the

                 Debtor or Reorganized Debtor, or by wire transfer from

                 a domestic bank, at the option of either Debtor or


                                          38
          6159C/10566.9

                Reorganized Debtor; provided, however, that cash payments

                made to foreign trade creditors holding Allowed Claims

                may be paid, at the option of the Debtor or Reorganized

                Debtor, in such funds and by such means as are necessary

                or customary in a particular foreign jurisdiction.

                     (c)   De Minimis Cash Distributions.  No cash

                 payment of less than five dollars ($5.00) shall be made

                 to any holder of a Claim unless a request therefor is

                 made in writing to Reorganized Debtor.

                8.04.      Setoff.  Reorganized Debtor shall, pursuant to

          Section 558 of the Code, or common law rights of setoff and/or recoupment, in the ordinary course of business, setoff or

          assert recoupment against any Allowed Claim, and the

          distributions to be made pursuant to the Plan on account of such Claim, the claims, rights and causes of action of any nature that the Debtor or Reorganized Debtor may hold against the holder of such Claim; provided, however, that, unless

          otherwise provided herein, neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall

          constitute a waiver or release by the Debtor or Reorganized

          Debtor of any such claims, rights and causes of action that the

          Debtor or Reorganized Debtor may possess against such holder.

                                      ARTICLE IX

                                 EXECUTORY CONTRACTS

                9.01.      Assumption, Rejection and Assignment of

          Executory Contracts.




                                          39
          6159C/10566.9

                     (a)   Executory Contracts.  All Executory Contracts

                 to which the Debtor is a party on the Confirmation Date

                 shall be assumed on the Effective Date and assigned to

                 Reorganized Debtor except the executory contracts

                 listed in Exhibit "B".

                     (b)   Assumption of Residential Tenant Real Estate

                 Leases.  All residential tenant leases in which the

                 Debtor is lessor shall be assumed on the Effective Date

                 and assigned to Reorganized Debtor.

                     (c)   Management Agreements.  Notwithstanding

                 anything else in this Plan, the Debtor shall reject the

                 R&B Management Agreement and the Maxim Management

                 Agreement effective as of the Effective Date.  The

                 Reorganized Debtor shall enter into new management

                 agreements with R&B and Maxim on or after the Effective

                 Date with terms consistent with this Plan.

                     (d)   Payment of Cure Amounts.  Any monetary amounts

                 by which each Executory Contract, the unexpired leases

                 or unexpired lease, as modified, to be assumed under

                 Sections 9.01(a) and (b) of the Plan is in default

                 shall be satisfied, pursuant to Section 365(b)(1) of

                 the Code, at Reorganized Debtor's option or the

                 assignee of the Debtor:  (1)\by payment of the default

                 amount in Cash on the Effective Date, (2)\by payment of

                 the default amount in quarterly Cash installments

                 commencing on the Effective Date and continuing for one

                 (1) year or (3)\on


                                          40
          6159C/10566.9
                such other terms as are agreed to by the parties to such

                Executory Contract or unexpired lease.  In the event of

                a dispute regarding the amount of any cure payments, the

                ability of Reorganized Debtor or any assignee to provide

                "adequate assurance of future performance" (within the

                meaning of Section 365 of the Code) under the contract

                or lease to be assumed, or any other matter pertaining

                to assumption, the cure payments required by Section

                365(b)(1) of the Code shall be made following the entry

                of a Final Order resolving the dispute and approving the

                assumption.

                     (e)   Remaining Executory Contracts and Leases.  All

                 the Executory Contracts that are in effect on the

                 Confirmation Date, not identified in Sections 9.01(a),

                 (b) and (c) above and which have not been previously

                 rejected, or for which there is not pending a motion to

                 reject, on or prior to the Confirmation Date, shall be

                 deemed rejected by the entry of the Confirmation Order.

                     (f)   Rejected Executory Contracts and Proofs of

                 Claim.  The Court shall determine the dollar amount, if

                 any, of the Claim of any Entity claiming damages by the

                 rejection of such Executory Contracts under Section

                 9.01(c) of this Article IX, provided such Entity files

                 a proof of Claim in the Bankruptcy Court on or before

                 the Effective Date.  Objections to any such proof of

                 Claim shall be filed by Reorganized Debtor not later

                 than


                                          41
          6159C/10566.9
                thirty (30) days after the Effective Date, and the Court

                shall determine any such objection.  To the extent such

                damages are determined by a Final Order of the Court,

                such Entity shall become a Class 6 Claimant for such

                amount except as allowed by Final Order as an Allowed

                Administrative Claim.  Any Entity who has a Claim for

                rejection of an Executory Contract or Lease who does not

                file a proof of Claim therefor on or before the

                Effective Date shall not receive any distribution under

                this Plan and shall forever be barred from asserting any

                Claims against the Debtor, Reorganized Debtor, any

                successor to the Debtor or any property of the Estate.

                                      ARTICLE X

                            COMPOSITION OF GENERAL PARTNER
                           AND POSTCONFIRMATION MANAGEMENT

                10.01.    General Partner.  The General Partner of the

          Debtor shall continue to be CIGNA Realty Resources, Inc. -

          Seventh.  The General Partner was incorporated in Delaware and is qualified to do business in the States of California and

          Connecticut.  The General Partner's office is located at 900

          Cottage Grove Road, South Building, Bloomfield, Connecticut

          06002.  The officers and directors of the General Partner are as follows:

                  NAMES OF OFFICERS         POSITION WITH THE
                AND DIRECTORS OF THE         GENERAL PARTNER
                  GENERAL PARTNER

                R. Bruce Albro                 Director
                Philip J. Ward                 Director
                John Wilkinson                 Director



                                          42
          6159C/10566.9

                John D. Carey                  President, Controller
                Verne E. Blodgett              Vice President, Counsel
                Joseph W. Springman            Vice President and
                                                Assistant Secretary
                David C. Kopp                  Secretary
                Michael N. Sinisgalli          Treasurer

                The officers and directors of the General Partner receive

          no current or proposed direct compensation from the Debtor or

          Reorganized Debtor in such capacities.  However, certain

          officers and directors of the General Partner receive

          compensation from the General Partner and, or its Affiliates

          (but not from the Debtor or Reorganized Debtor) for services performed to the Debtor or Reorganized Debtor.  The General

          Partner will however receive compensation from the Reorganized

          Debtor pursuant to the terms and conditions set forth in the

          Limited Partnership Agreement attached hereto as Exhibit "C".

                10.02.    Management.  The management of the Property

          operations of the Reorganized Debtor shall be performed by

          Maxim and R&B as follows:

                     (a)  Maxim Management Agreement.  Maxim shall

                 continue to manage the Amberway Apartments for the

                 Debtor and, then, the Reorganized Debtor.  The

                 Reorganized Debtor shall enter into a new management

                 agreement with Maxim.  The new management agreement

                 shall provide for a management fee to Maxim in the

                 amount of 3% of gross receipts plus the opportunity for

                 an additional 1.5% incentive fee based upon certain

                 revenues and expense goals.





                                          43
          6159C/10566.9

                     (b)  R&B Management Agreement.  R&B shall continue

                 to manage the Mission Bay East, Arbor Park, West Los

                 Angeles, Sherman Oaks and Pacifica Club properties.

                 The Reorganized Debtor shall enter into a new

                 management agreement with R&B.  The new management

                 agreement shall provide for a management fee to R&B for

                 all five properties in the amount of 3% of gross

                 receipts plus an opportunity for an additional 1.5% of

                 incentive fee based upon certain revenue and expense

                 goals.

          The New Maxim Management Agreement and the New R&B Management

          Agreements as set forth in detail the terms and conditions of the operational management of the Properties, including but not limited to the payment of management fees.

                                      ARTICLE XI

                      PROVISIONS FOR THE RETENTION, ENFORCEMENT,
                          SETTLEMENT OR ADJUSTMENT OF CLAIMS
                       BELONGING TO THE DEBTOR OR TO THE ESTATE

                11.01.    Preservation and Handling of Claims.  Unless

          otherwise provided herein, Reorganized Debtor shall retain and may enforce all Chapter 5 Causes of Action including but not limited to all rights pursuant to Sections 502, 510, 544, 545 and 546 of the Bankruptcy Code, all preference claims pursuant to Section 547 of the Bankruptcy Code not settled prior to or as a part of this Plan, all fraudulent transfer claims pursuant to Section 548 of the Bankruptcy Code or state law, all claims relating to postpetition transactions under Section 549 of the

          Bankruptcy Code, all claims recoverable under Section 550 of


                                          44
          6159C/10566.9
          the Bankruptcy Code, and all claims against any third party on account of an indebtedness or any other claim owed to or in favor of the Debtor.  Unless otherwise provided herein, such claims of the Debtor against third parties may be used by

          Reorganized Debtor, at its option, to offset any payment due to such Entity under this Plan.

                11.02.    Prosecution of Objections to Claims.  Unless

          another date is established by the Court or this Plan, all objections to Claims except for all those Claims otherwise

          Allowed in the Plan shall be Filed and served on the holders of such Claims within thirty (30) days after the Effective Date.

          If an objection has not been Filed to the proof of Claim or a scheduled Claim that relates to a Disputed Claim by the

          objection bar dates established herein, the Claim to which the proof of Claim or scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been allowed earlier or

          Allowed by the Plan.  For cause shown, the deadline to File objections to Claims may be extended by the Court after notice and opportunity to object has been given to all parties

          requesting requesting special notice.

                11.03.    Authority to Prosecute Objections.  Except as

          otherwise set forth in the Plan, Reorganized Debtor shall have the authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Disputed Claims.  Except as otherwise set forth under the Plan, objections to Claims pending prior to the Confirmation Date may be prosecuted by the




                                          45
          6159C/10566.9
          party which Filed same, if authorized to do so under applicable law.

                11.04.    Treatment of Disputed Claims.

                     (a)  Payments on Account of Disputed Claims.

                 Notwithstanding any other provisions of the Plan, no

                 payments or distributions shall be made on account of

                 the disputed portion of any Disputed Claim or Interest

                 until such disputed portion of the Disputed Claim or

                 Disputed Interest becomes an Allowed Claim or an

                 Allowed Interest, respectively, unless otherwise

                 ordered by the Court.         (b)

                  Disputed Claims Reserves Distributions on Account of

                  Disputed Claims, Once Allowed.  A Disputed Claims

                  Reserves shall be established for Classes 4 and 5

                  Claims.  Cash held in the Disputed Claims Reserves

                  shall be deposited in a segregated bank account in the

                  name of Reorganized Debtor, for the benefit of

                  potential claimants of such funds, and shall be

                  accounted for separately by class.  Reorganized Debtor

                  may invest the cash held in any reserve in investment

                  vehicles and accounts permitted under the Plan as

                  selected in Reorganized Debtor's sole discretion

                  regardless of approval or disapproval by beneficiaries

                  of the Disputed Claims Reserve.  Reorganized Debtor

                  shall also place in the Disputed Claims Reserve any

                  net return yielded from the investments held in such

                  reserve pending distribution.  Within thirty (30) days

                  after the end of

                                          46
          6159C/10566.9
                each quarter of a Fiscal Year following the Effective

                Date, Reorganized Debtor shall make all distributions on

                account of the disputed portion of any Disputed Claim

                that has become an Allowed Claim during the preceding

                quarter of a Fiscal Year in accordance with the

                treatment provided for in the Plan for that respective

                Claimant.  Such distributions shall be made pursuant to

                the provisions of the Plan governing the applicable

                Class of Claims.

                                     ARTICLE XII

                                    MISCELLANEOUS

                12.01.    Discharge.  Except as otherwise expressly

          provided in this Plan or the Confirmation Order, Confirmation of this Plan constitutes a discharge of the Debtor effective as of the Effective Date of any Claim and any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code), and the

          Debtor's liability in respect thereof is extinguished

          completely.  Except as otherwise expressly provided in the

          Plan, all Claims and debts of the Debtor (whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown) that arose from any agreement of the Debtor entered into, or obligation of the Debtor incurred, before the

          Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the




                                          47
          6159C/10566.9

          Confirmation Date, including, without limitation, all interest,

          if any, on any such debts, whether such interest accrued before or after the Filing Date (including, without limitation, any liability of a kind specified in Sections 502(g), 502(h) and

          502(i) of the Bankruptcy Code, whether or not a proof of Claim is filed or deemed filed under Section 501 of the Bankruptcy

          Code, such Claim is allowed under Section 502 of the Bankruptcy

          Code, or the holder of such Claim has accepted this Plan) are released and discharged as of the Effective Date of this Plan.

                12.02.    Revesting.  Except as otherwise expressly

          provided in this Plan or the Confirmation Order, on the

          Effective Date, Reorganized Debtor shall be vested with all of the property of the Estate free and clear of all Claims, liens,

          encumbrances, charges and other interests of Creditors and equity security holders, and may operate its properties free of any restrictions imposed by the Bankruptcy Code or by the

          Court; provided, however, that Reorganized Debtor shall

          continue as a debtor in possession under the Bankruptcy Code until the Effective Date, and, thereafter, Reorganized Debtor may operate its business free of any restrictions imposed by the Bankruptcy Code or the Court.  Nothing herein shall affect the right of any claimant to enforce their remedies in the event of a post-Effective Date default.

                12.03.    Termination.  As of the Effective Date, except

          as provided in this Plan or the Confirmation Order, all

          entities shall be precluded from asserting against Reorganized




                                          48
          6159C/10566.9

          Debtor, its respective successors or its respective property,

          any other or further Claims, debts, rights, causes of action,

          liabilities or equity interests based upon any act or omission,

          transaction or other activity of any kind or nature that

          occurred prior to the Effective Date.  In accordance with the foregoing, except as provided in this Plan or the Confirmation

          Order, as of the Effective Date, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all such Interests and other rights of equity security

          holders in the Debtor, pursuant to Sections 524 and 1141 of the

          Code, and such discharge shall void any judgment obtained

          against the Debtor at any time, to the extent that such

          judgment relates to a Claim discharged.  Nothing herein shall affect the right of any claimant to enforce their remedies in the event of a post-Effective Date default.

                12.04.    Injunction.  Except as otherwise expressly

          provided in this Plan, the Confirmation Order shall provide,

          among other things, that all Entities who have held, hold or may hold Claims and all Entities who have held, hold or may hold Interests against Reorganized Debtor and any of its

          Affiliates, are permanently enjoined on and after the Effective

          Date from:  (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such

          Claim against the Debtor, Reorganized Debtor or any of its

          Affiliates; (b) the enforcement, attachment, collection or




                                          49
          6159C/10566.9
          recovery by any manner or means of any judgment, award, decree or order against the Debtor, Reorganized Debtor or any of their respective Affiliates, or the property of the Debtor,

          Reorganized Debtor or any of their Affiliates thereof, with respect to any such Claim; (c) creating, perfecting or

          enforcing any encumbrance of any kind against the Debtor,

          Reorganized Debtor or any of their respective Affiliates, or against the property of the Debtor, Reorganized Debtor or any of their respective Affiliates, with respect to any such Claim;

          and (d) from asserting any setoff, right of subrogation or recoupment of any kind against any obligation due the Debtor,

          Reorganized Debtor or any of its Affiliates, or against the property of the Debtor, Reorganized Debtor or any of its

          Affiliates, with respect to any such Claim.  Nothing herein shall affect the right of any claimant to enforce their

          remedies in the event of a post-Effective Date default.

                12.05.    Term of Injunctions or Stays.  Unless otherwise

          provided, all injunctions or stays provided for in the case pursuant to Sections 105 or 362 of the Bankruptcy Code or

          otherwise shall remain in full force and effect until the

          Effective Date rather than the Confirmation Date.

                12.06.    Jurisdiction Retained.  Until the end of the

          Term of the Plan, the Court shall have jurisdiction of all matters arising under, arising out of or relating to this case including, but not limited to, the following:



                                          50
          6159C/10566.9

                     (a)  To insure that the purpose and intent of this

                 Plan are carried out;

                     (b)  To consider any modification of this Plan under

                 Section 1127 of the Bankruptcy Code;

                     (c)  To hear and determine all Claims,

                 controversies, default suits and disputes against the

                 Debtor;

                     (d)  To hear, determine and enforce all Claims and

                 causes of action which may exist on behalf of the

                 Debtor or the Estate, including, but not limited to,

                 any right of the Debtor or the Estate to recover such

                 claims, causes or rights as enumerated in Article XI

                 above;

                     (e)  To hear and determine all controversies, suits,

                 defaults and disputes that may arise in connection with

                 the interpretation, execution or enforcement of this

                 Plan;

                     (f)  To hear and determine all requests for

                 compensation and/or reimbursement of expenses for

                 services rendered or expenses incurred prior to the

                 Effective Date which may be made after the Effective

                 Date of the Plan;

                     (g)  To hear and determine all objections to Claims,

                 controversies, suits and disputes that may be pending

                 at or initiated after the Effective Date, except as

                 provided in the Confirmation Order;

                     (h)  To consider and act on the compromise and

                 settlement of any Claim against or cause of action on



                                          51
          6159C/10566.9
                behalf of the Debtor or the Estate;

                     (i)  To enforce and interpret by injunction or

                 otherwise the terms and conditions of the Plan;

                     (j)  To enter an order concluding and terminating

                 this case;

                     (k)  To correct any defect, cure any omission or

                 reconcile any inconsistency in the Plan or Confirmation

                 Order which may be necessary or helpful to carry out

                 the purposes and intent of the Plan;

                     (l)  To determine all questions and disputes

                 regarding titles to the assets of the Debtor or the

                 Estate;

                     (m)  To classify the Claims of any creditor and to

                 re-examine Claims which have been allowed for purposes

                 of voting, and to determine objections which may be

                 filed to creditors' Claims (the failure by the Debtor

                 to object to, or examine any Claim for the purposes of

                 voting shall not be deemed a waiver of the Debtor's

                 right to object to, or re-examine the Claim in whole or

                 part);

                     (n)  To consider and act on such other matters

                 consistent with this Plan as may be provided in the

                 Confirmation Order; and

                     (o)  To consider the rejection of Executory

                 Contracts that are not discovered prior to Confirmation

                 and allow Claims for damages with respect to the




                                          52
          6159C/10566.9
                rejection of any such Executory Contracts within such

                future time as the Court may direct.

                12.07.    Exculpation.  The Debtor, Reorganized Debtor,

          the Creditors' Committee, and their respective directors,

          shareholders, agents, officers, employees, representatives and attorneys, including Professionals, (acting in such capacity)

          shall neither have nor incur liability to any Entity for any action taken or omitted to be taken in connection with or

          related to the formulation, preparation, dissemination,

          implementation, Confirmation or consummation of the Plan, the

          Disclosure Statement, earlier versions of same or any contract,

          instrument, release or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan or the Case; provided, however,

          that the foregoing provisions of this section shall have no effect on the liability of any Entity that would otherwise result from any such action or omission to the extent that such action or omission is determined in a Final Order to have

          constituted gross negligence or willful misconduct.

                12.08.    Nonwaiver.  Neither the filing of this Plan and

          the accompanying Disclosure Statement, nor any statement or provision contained herein, nor the taking by the Debtor or a party in interest of any action with respect to this Plan

          shall:  (a) be or be deemed to be an admission against interest and (b) until the Distribution Date, be or be deemed to be a waiver of any rights of any creditor or party in interest of




                                          53
          6159C/10566.9

          Debtor, and until the Distribution Date all such rights are specifically reserved.  In the event that the Effective Date does not occur, neither this Plan nor any statement contained herein, may be used or relied upon in any manner in any suit,

          action, proceeding or controversy within or outside of the bankruptcy case involving the Debtor.  The Debtor may withdraw this Plan at any time prior to Confirmation.

                12.09.    Successors and Assigns.  The rights, benefits

          and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such

          Entity.

                12.10.    Modification of the Plan.  The Debtor reserves

          the right, in accordance with the Bankruptcy Code, to amend or modify this Plan prior to the Confirmation Date.  After the

          Confirmation Date, the Debtor may, upon order of the Court,

          amend or modify this Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or

          reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purposes and intent of this Plan.

                12.11.    Payment Dates.  Whenever any payment or

          distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the next Business Day,








                                          54
          6159C/10566.9
          except as may be provided in negotiable instruments requiring such payments.

                12.12.    Notices.  All notices, requests, elections or

          demands in connection with the Plan shall be in writing and shall be deemed to have been given when received or, if mailed,

          five (5) days after the date of mailing provided such writing shall have been sent by registered or certified mail, postage prepaid, return receipt requested, and sent to the following:

                                Clifton R. Jessup, Jr.
                              DIXON & DIXON LTD., L.L.P.
                                 2500 Fountain Place
                                   1445 Ross Avenue
                                 Dallas, Texas 75202


          All notices and requests to Claimants and holders of Interests shall be sent to them at their last known addresses.  The

          Debtor, and any Claimant or holder of Interests of any Class,

          may designate in writing any other address for purposes of this

          Section 12.12, which designation shall be effective upon

          receipt.

                12.13.    Governing Law.  EXCEPT TO THE EXTENT THAT THE

          BANKRUPTCY CODE IS APPLICABLE, THE RIGHTS AND OBLIGATIONS

          ARISING UNDER THIS PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND

          ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF

          CALIFORNIA.

                12.14.    Severability.  Should any provision in this

          Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and

          operative effect of any and all other provisions of this Plan.



                                          55
          6159C/10566.9

                                     ARTICLE XIII

                       CONFIRMABILITY OF THE PLAN AND CRAMDOWN

                13.01.    Cramdown.  The Debtor hereby requests

          Confirmation under Section 1129(b) of the Bankruptcy Code of any impaired Class that does not accept the Plan pursuant to

          Section 1126 of the Bankruptcy Code.

          ///


                                       56
          6159C/10566.9

                RESPECTFULLY SUBMITTED THIS       DAY OF MAY, 1995.

                                       CALIFORNIA SEVEN ASSOCIATES
                                        LIMITED PARTNERSHIP, a California
                                         Limited Partnership

                                       By: CIGNA REALTY RESOURCES, INC.-
                                            SEVENTH, a Delaware
                                            corporation


                                           By:
                                                John D. Carey, President

                                       AND



                                       By:
                                                CLIFTON R. JESSUP, JR.
                                                DIXON & DIXON LTD., L.L.P.

                                                ITS ATTORNEYS













                                          57
          6159C/10566.9

                                EXHIBIT "A"

                       DEBTOR'S FINANCIAL PROJECTIONS


                             CAL-7 PROJECTED CASH FLOW
                           CONSOLIDATED SOURCES AND USES
                      1995          1996         1997          1998          1999
Total Sources      9,801,815     8,833,239    11,325,671    11,532,905    12,097,377

Total Uses        (4,209,814)  (12,855,054)  (11,907,751)  (11,777,005)  (11,821,934)




Net Cash Flow      5,592,001    (4,021,815)     (582,080)     (244,100)      275,444

Cash Balance       5,592,001     1,570,186       988,106       744,006     1,019,449

                      2000          2001           2002          2003          2004

Total Sources     12,657,256    13,261,881     13,963,365     14,712,054   166,186,192


Total Uses       (11,809,002)  (11,848,333)   (11,889,232)   (11,931,548)  (174,322,081)


Net Cash Flow        848,254     1,413,548      2,074,133      2,780,505     (8,135,889)



Cash Balance       1,867,703     3,281,251      5,355,384      8,135,889              0



                                                            CAL-7 PROJECTED CASH FLOW
                                                                 SOURCES DETAIL
                                        1995         1996         1997         1998        1999         2000
Property Operations (1):

Amberway                               528,782   1,366,079    1,390,231    1,419,861    1,464,268     1,489,221
Arbor Park                             326,563     946,444      970,259      994,545    1,019,304     1,044,536
Mission Bay East                     1,131,285   2,800,316    2,979,491    3,071,566    3,266,269     3,426,316
Pacifica Club                          629,471   1,729,153    1,777,343    1,826,750    1,877,399     1,929,312
West LA                                719,329   1,929,743    2,046,215    2,169,309    2,299,369     2,442,054
Sherman Oaks (2)                     (284,010)   (240,656)    2,070,470    1,980,736    2,099,814     2,225,587

Net Cash Flow from Oper.             3,051,420   8,531,079   11,234,009   11,462,767   12,026,423    12,557,026

Interest Income:

             Security Deposits (3)      10,700      25,680       25,680       25,680       25,680       25,680
             Cash Balance (4)          124,538     183,506       65,982       44,458       45,274       74,550
             Insurance Proceeds (5)    303,686      92,974


Rent Loss Insurance                  3,965,525


Available Cash on Hand (7)           1,079,946

Sherman Oaks Cash                      504,000
  Collateral Account

Taxes & Insurance Cash                 762,000
  Collateral Account

Total Sources                        9,801,815   8,833,239   11,325,671   11,532,905   12,097,377    12,657,256

                                        2001        2002         2003         2004        2005
Amberway                             1,524,736   1,560,789    1,597,362    1,634,439    1,671,999
Arbor Park                           1,070,244   1,096,428    1,123,086    1,150,218    1,177,823
Mission Bay East                     3,594,206   3,770,322    3,955,068    4,148,866    4,352,160
Pacifica Club                        1,962,517   2,037,037    2,092,897    2,150,122    2,209,250
West LA                              2,592,603   2,752,077    2,920,336    3,096,069    3,281,833
Sherman Oaks                         2,358,418   2,496,690    2,646,805    2,803,187    2,968,575

Net Cash Flow from Oper.            13,102,724  13,713,343   14,335,554   14,982,901   15,661,640

Interest Income:

             Security Deposits (3)      25,680      25,680       25,680       25,680
             Cash Balance (4)          133,477     224,342      350,820      518,395
             Insurance Proceeds (5)
             Sales Proceeds (6)                                          150,659,216

Rent Loss Insurance

Available Cash on Hand (7)


Sherman Oaks Cash
  Collateral Account


Taxes & Insurance Cash
  Collateral Account

Total Sources                       13,261,881  13,963,365  14,712,054   166,186,192



(1) Assumes August 1 to December 31 cash flows from operations (includes full year of insurance expenses to be paid in December). The individual property cash flows were estimated based on 1994 actual results and conservative growth projections. Assumes post confirmation commencement of operations on August 1, 1995.

(2)          Sherman Oaks cash flow assumes lease-up begins during 1996.

(3) Assumes interest earned of 5.35% (our current short-term investment rate) on an average security deposit balance of $480,000.

(4)          Represents 5.35% interest earned on the average cash balance.
             Calculation assumes all sources and uses are spread equally over the period (i.e. divide total activity by 2)

(5) Represents the interest earned on the $9,250,000 insurance proceeds finally received from Aetna on April 24, 1995. Calculation assumes 5.6% interest on the total amount ($9,250,000) from April 27 until July 30 and then equal draws against the balance over the 12 months of drawings, permits and construction for Sherman Oaks.

(6) Calculated using MT's assumptions (most pessimistic) of a weighted terminal capitalization rate of 10.1875% applied to the 2005 cash flow and a 2% deduction for sales costs.

(7) Does not include $300,000 commitment from the City of Los Angeles Housing Department.


                                                CAL - 7 PROJECTED CASH FLOW
                                                         USES DETAIL

                                                     1995         1996         1997        1998         1999

Additional Costs for Sherman Oaks (1)                         1,728,000

Debt Service to Travelers (2):

Sherman Oaks Loan                                  403,542    1,210,625      100,885
Balance of Loan                                  2,848,997    8,546,991      712,249
Total Loan                                                                 9,688,235   10,568,984   10,568,984

Principal Balance

Payment to Congen                                   50,000

Unsecured Non-Insider Trade Creditors:

Contracts Assumed (3)                              115,251
Administrative Conv. Claims (4)                     20,407       20,406
Property Tax Claims (5)                             48,353       58,701       56,114       53,527       50,940
Other Claims (5)                                   153,490      169,913      161,702

Capital Expenditures:

Amberway                                            21,333       97,100      111,000      105,000       109,200
Arbor Park                                          51,583      225,533      234,554      243,936       253,694
Mission Bay East                                    90,150      287,600      293,352      299,219       305,203
Pacifica Club                                       71,595      206,796      215,068      223,671       232,617
West LA                                            120,379      130,056      135,258      140,669       146,295
Sherman Oaks                                             0            0       26,000       42,000        55,000

Admin. Claims (prof. fees)                         200,983       73,333       73,333
Statutory Fees                                       3,750
CII Management Fees (6)
General Partner's Salary (6)
Partnership Expenses                                10,000      100,000      100,000      100,000       100,000
Distribution to Equity Holders

Total Uses                                       4,209,814   12,855,054   11,907,751   11,777,005    11,821,934

                                                    2000       2001           2002          2003        2004
Additional Costs for Sherman Oaks (1)

Debt Service to Travelers (2):

      Sherman Oaks Loan
      Balance of Loan
      Total Loan                                10,568,984  10,568,984    10,568,984   10,568,984   10,568,984

      Principal Balance                                                                             91,956,029

Payment to Congen

Unsecured Non-Insider Trade Creditors:

      Contacts Assumed (3)
      Administrative Conv. Claims (4)
      Property Tax Claims (5)
      Other Claims (5)

Capital Expenditures:

      Amberway                                    113,600      118,100       122,900      127,800      132,900
      Arbor Park                                  263,842      274,395       285,371      296,786      308,657
      Mission Bay East                            311,307      317,534       323,884      330,362      336,969
      Pacifica Club                               241,922      251,599       261,663      272,129      283,015
      West LA                                     152,147      158,233       164,562      171,145      177,991
      Sherman Oaks                                 57,200       59,488        61,868       64,342       66,916

Admin. Claims (prof. fees)
Statutory Fees
CII Management Fees (6)                                                                              2,067,701
General Partner's Salary (6)                                                                         1,412,500
Partnership Expenses                              100,000      100,000       100,000      100,000      100,000
Distribution to Equity Holders                                                                      66,910,419

Total Uses                                     11,809,002   11,848,333    11,889,232   11,931,548  174,322,081


(1) Represents the $1,000,000 insurance deductible and $728,000 cost to upgrade the units based on Paul Foster's report.

(2) Debt service to Travelers assume 10.3% on $82,980,497 and 8.125% on $14,900,000 interest only for the first year and a half (Sherman Oaks construction and lease-up period), then 10.3% interest with 30 year amortization on $97,880,497 over the remainder of the loan.

(3) Represents the total ($115,251.39) amount of default for the Executory Contracts that the Reorganized Debtor assumes. Assumes payment in full on the Effective Date.

(4) Represents the total ($40,812.99) unsecured allowed claims of $1,000 or less. Assumes payment of 50% on the Effective Date and 50% seven months after the Effective Date.

(5) Assumes property tax claims of $241,765.58 is paid over a five year period and the other non-insider trade creditors claims (greater than $1,000) of $460,470.61 is paid over a three year period. Both claims assume annual payments on August 1 and each payment includes 5.35% interest on the outstanding balance.

(6) CIGNA Investments, Inc. (CII) management fees represents 1% of total property revenues. General Partner's salary is a flat $150,000 per year. Both amounts are deferred without interest until disposition.

                        EXHIBIT "B"

               REJECTED EXECUTORY CONTRACTS

                        EXHIBIT "B"

               REJECTED EXECUTORY CONTRACTS



1.             R&B Management Agreements

               a. Management Agreement, Arbor Park Apartments, Upland, California, dated May 1, 1991;

               b. Management Agreement, Pacifica Club Apartments, dated May 1, 1992;

               c. Second Amendment to Management and Leasing Agreement dated August 1992;

               d. First Amendment to Management and Leasing Agreement dated January 1, 1991; and

               e.  Management and Leasing Agreement dated January 30,
                   1985.



2.             Maxim Management Agreement

               Management Agreement dated May 1, 1992, by and between California Seven Associates Limited Partnership and Promethius Management Group, as supplemented and amended from time to time.

                        EXHIBIT "C"

               LIMITED PARTNERSHIP AGREEMENT







     The Limited Partnership Agreement is incorporated by reference.

                           EXHIBIT "D"

               THIRD NOTE MODIFICATION AGREEMENT;
               THIRD DEED OF TRUST MODIFICATION AGREEMENT;  AND
               SECOND AMENDMENT TO SECURITY AGREEMENT

                            THIRD NOTE MODIFICATION AGREEMENT
                    (CALIFORNIA SEVEN ASSOCIATES LIMITED PARTNERSHIP)

          Loan No. 502108-5


                THIS THIRD NOTE MODIFICATION AGREEMENT is made as of
          \\\\\\\[Date]        (the "Effective Date") by and between
          California Seven Associates Limited Partnership, a California limited partnership (hereinafter referred to as "Borrower"), and The Travelers Insurance Company, a Connecticut corporation (hereinafter referred to as "Lender").

                                        RECITALS:

                A. Borrower and IFD Properties, Inc.-First, a Delaware corporation ("IFD"), are the makers of that certain Note Secured by Deeds of Trust in the original principal amount of One Hundred Million Dollars ($100,000,000), dated December 20, 1984, as amended by Modification Agreement dated August 1, 1987, and Second Note Modification Agreement, dated May 1, 1990 (hereinafter collectively referred to as the "Note").

                B. The Note is secured by Deeds of Trust, recorded on December 20, 1984, and by Second Deed of Trust Modification Agreements, recorded on the dates hereinafter provided (individually hereinafter referred to as a "Deed of Trust" and collectively as the "Deeds of Trust"), against the Properties therein more fully described (individually hereinafter referred to as a "Property" and collectively as the "Properties"), as follows:

                     1. Arbor Park Apartments (San Bernardino County). Official Records of San Bernardino County, California, as Document No. 84-303705; as amended by Document
                 No.              , filed                  ;

                     2. Mission Bay East Apartments (San Diego County). Official Records of San Diego County, California, as Document No. 84-474369; as amended by Document
                 No.              , filed            ;

                     3. Pacifica Club Apartments (Orange County). Official Records of Orange County, California, as Document No.
                 84-525617; as amended by Document No.               ,
                 filed                   ;

                     4. Amberway Apartments (Orange County). Official Records of Orange County, California, as Document No.
                 84-525621; as amended by Document No.               ,
                 filed                   ;






          THIRD NOTE MODIFICATION AGREEMENT - Page   1 -
          5404U/10566.9

                     5. Sherman Oaks Apartments (Los Angeles County). Official Records of Los Angeles County, California, as Document No. 84-1489393; as amended by Document
                 No.              , filed                  ;

                     6. Oakwood Apartments-West Los Angeles (Los Angeles County). Official Records of Los Angeles County, California, as Document No. 84-1489397; as amended by
                 Document No.              , filed            ;

                C.   The Note is further secured by that certain bank account
          (Account No.           ) styled                                    ,
          at           [Bank]          ,                     , California (the
          "Account"), with a balance as of the Effective Date of $          .
          The Account shall be in substitution for the Account described in that certain security agreement created in that certain Modification Agreement, dated August 1, 1987, entered into between Borrower and Lender, as amended by that certain First Amendment to Security Agreement, dated as of May 1, 1990, by and between Borrower and Lender (hereinafter collectively referred to as the "Security Agreement").

                D. The Note, Deeds of Trust, Security Agreement and all other security agreements executed in connection therewith, as modified, are referred to as the "Loan Documents".

                E. Pursuant to that certain order confirming Borrower's Amended Plan of Reorganization (the "Order"), entered by the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court"), in the Chapter 11 Case No. SA 94-19491-JR, In re: California Seven Associates Limited Partnership, a California limited partnership, Debtor (the
          "Bankruptcy Case"), on                   , the Bankruptcy Court
          approved the Borrower's Amended Plan of Reorganization (the "Plan") which required that the Note, Deeds of Trust, and Security Agreement be modified as hereinafter provided and as provided in the six (6) Third Deed of Trust Modification Agreements and in the Second Amendment to Security Agreement entered into by Borrower and Lender contemporaneously herewith.

                NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree to amend the Note as follows:

                1. Principal Balance and Maturity Date. As of the Effective Date, the principal balance of the Note is fixed at [Amount to be determined by the Court] (the "Principal Balance") and shall be due and payable together with any and all other amounts which are due and unpaid under the Note as hereby modified (including without limitation any late charges, default charges and advances but only to the extent the same are incurred after the



          THIRD NOTE MODIFICATION AGREEMENT - Page   2 -
          5404U/10566.9

          Effective Date unless allowed by the Bankruptcy Court) on December 31, 2004 (the "Maturity Date"), unless sooner paid as hereinafter set forth.

                2.   Sherman Oaks Principal.

                     (a) Commencing on [Effective Date], but subject to adjustment as hereinafter provided, interest shall accrue on $14,900,000 of the Principal Amount of the Note (the "Sherman Oaks Principal") commencing at the rate of 8.125% and adjusted monthly as described hereafter until Stabilization of Occupancy (Stabilization of Occupancy as referenced herein shall mean that the physical occupancy at Sherman Oaks shall average 90% for at least 90 days), at which time the Sherman Oaks Principal shall bear interest commencing at the rate of 10.3% and adjusted monthly as described hereafter throughout the remainder of the term of Note. Notwithstanding the foregoing, commencing on [First of the Month Following Effective Date], and on the first
                 (1st) day of each month (the "Interest Rate Adjustment Date") thereafter during the term of the Note, the Sherman Oaks Principal shall bear interest at the Sherman Oaks Adjusted Rate (as hereinafter defined). The term "Sherman Oaks Adjusted Rate" shall mean the 30-day London Inter-Bank Offering Rate ("LIBOR") that is published daily in the Wall Street Journal which is in effect on the applicable Interest Rate Adjustment Date (or the 30-day LIBOR in effect on the next business day if the Interest Rate Adjustment Date falls on a day for which the 30-day LIBOR is not published in the Wall Street Journal) plus 2%. The interest rate on the Sherman Oaks Principal shall be adjusted on each Interest Rate Adjustment Date during the term of the loan evidenced by this Note.

                     (b) Interest only on the Sherman Oaks Principal shall be due and payable monthly, in arrears, at the interest rates hereinabove provided, on the tenth (10th) day of each following calendar month, beginning [10th Day of Month Following Effective Date], and continuing regularly and monthly thereafter until and including Stabilization of Occupancy, after which date principal and interest shall be due and payable in monthly installments of principal and interest (based upon a 30-year amortization of the then unpaid Sherman Oaks Principal at the interest rate then in effect hereinafter defined) payable on the tenth (10th) day of each and every following calendar month, beginning Stabilization of Occupancy, and continuing regularly and monthly thereafter until the Maturity Date, at which time the unpaid portion of the Sherman Oaks Principal, together with all accrued interest thereon, shall be due and payable in full.




          THIRD NOTE MODIFICATION AGREEMENT - Page   3 -
          5404U/10566.9

                3.   Remaining Property Principal.

                     (a) Commencing on [Effective Date], but subject to adjustment as hereinafter provided, interest shall accrue on
                 [Principal balance - Sherman Oaks Principal] ($          )
                 of the Principal Amount of the Note (the "Remaining Property Principal") commencing at the rate of 10.3% and adjusted monthly as described hereafter throughout the term of the loan evidenced by this Note. Notwithstanding the foregoing, commencing on [First of Month Following Effective Date], and on each Interest Rate Adjustment Date thereafter during the term of the Note, the Remaining Property Principal shall bear interest at the Remaining Property Adjusted Rate (as hereinafter defined). The interest rate on the Remaining Property Principal shall be adjusted on each successive Interest Rate Adjustment Date during the term of the loan evidenced by this Note. The term "Remaining Property Adjusted Rate" shall mean the LIBOR (as hereinabove defined) plus 4.175%.

                     (b) Interest only on the Remaining Property Principal shall be due and payable, monthly, in arrears, at the interest rates hereinabove provided, on the tenth (10th) day of each following calendar month, beginning [10th day of the month following the Effective Date] and continuing regularly and monthly thereafter until and including [date approximately 18 months following Effective Date] after which date principal and interest shall be due and payable in monthly installments of principal and interest (based upon a 30-year amortization of the then unpaid Remaining Property Principal at the interest rate then in effect), payable on the tenth (10th) day of each and every following calendar month, beginning [10th day of the month following the Effective Date], and continuing regularly and monthly thereafter until the Maturity Date, at which time the unpaid portion of the Remaining Property Principal, together with all accrued interest thereon, shall be due and payable in full.

                     (c) Interest shall be calculated on the actual number of days on the basis of a year of 365 days.

                4. Application of Monthly Installments. Each monthly installment of principal and interest shall be applied first to the payment of the interest then accrued and due on the unpaid principal balance of the Sherman Oaks Principal or the Remaining Property Principal, as the case may be, and the remainder shall be applied to the reduction of the unpaid principal thereof.

                5. Release of Lien. The provisions of the Note and the Deeds of Trust, as amended by the Modification Agreement, dated August 1, 1987, and the Second Note Modification Agreement and the Second Deed of Trust Modification Agreement, both dated as of May 1, 1990, which delete the language from Paragraph 32 of the Deeds of

          THIRD NOTE MODIFICATION AGREEMENT - Page   4 -
          5404U/10566.9

          Trust regarding transfer of the Property and which substitute language therefor providing for the release of the liens created by the Deeds of Trust are hereby deleted in their entirety and replaced by the following provision:

                     Lender shall release the lien of the Deed of Trust
                 encumbering a Property upon payment of the amount (the "Release Price") hereinbelow set forth with respect to said Property (subject to proportional increases for any accrued and unpaid postpetition interest, if any, to which the Lender is allowed by the Bankruptcy Court, and adjustments for payments made):

                     Amberway Apartments                        $12,550,000
                      Arbor Park Apartments                     $ 8,410,000
                       Mission Bay East Apartments              $25,500,000
                        Oakwood Apartments-West Los Angeles     $18,600,000
                         Pacifica Club Apartments               $16,000,000
                          Sherman Oaks Apartments               $16,820,497


          The Lender shall apply the Release Price tendered with respect to the Sherman Oaks Apartments to reduce, first, the Sherman Oaks Principal, and, to the extent of any excess funds after such application, to reduce the Remaining Property Principal. The Lender shall apply the Release Price tendered with respect to each of the other apartments hereinabove set forth to reduce, first, the Remaining Property Principal and, to the extent of any excess funds after such application to reduce the Sherman Oaks Principal. All such prepayments shall be allowed without penalty or prepayment fee. Interest shall immediately cease upon amounts of principal prepaid.

                6. Prepayments. The Note may be prepaid, in whole or in part, at any time and from time to time, without penalty or prepayment fee. Except as hereinafter provided to the contrary in Paragraph 5 hereinabove, all prepayments shall be applied, pro rata, toward the payment of installments of the Sherman Oaks Principal and Remaining Properties Principal next maturing thereon, and interest shall immediately cease upon amounts of principal prepaid thereon.

                7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, without regard to its conflict of law principles.

                8. No Other Agreements. Borrower and Lender each acknowledge that there are no other agreements or representations, either oral or written, express or implied, not embodied in the Note, as modified herein, the Deeds of Trust, as modified herein, the Security Agreement, as modified herein, and all other security instruments executed in connection therewith, which, together, represent a complete integration of all prior and contemporaneous



          THIRD NOTE MODIFICATION AGREEMENT - Page   5 -
          5404U/10566.9
          agreements and understandings of Borrower and Lender and, except to the extent modified herein or as otherwise provided to the contrary in the Plan, the provisions of the Note, Deeds of Trust, Security Agreement and other loan documents executed in connection therewith, are hereby ratified and confirmed.

                9. Ratification. Except as expressly modified herein, or in the Third Deed of Trust Modification Agreements of even date herewith, or the Second Amendment to Security Agreement of even date herewith or as otherwise provided to the contrary in the Plan, the Note, Deeds of Trust, Security Agreement and other Loan Documents shall remain in full force and effect, and all of the terms and provisions of the Note, Deeds of Trust, Security Agreement and other Loan Documents, as so modified, are hereby ratified and reaffirmed.

                10. Lien Priority. All of the Property shall remain in all respects subject to the lien, charge, and encumbrance of the Deeds of Trust, as herein modified, and nothing herein contained, and nothing done pursuant hereto, shall affect the lien, charge or encumbrance of the Deeds of Trust, as herein modified, or the priority thereof over other liens, charges, encumbrances or conveyances, or to release or affect the liability of any party or parties whosoever who may now or hereafter be liable under or on account of the Note and/or Deeds of Trust and/or other Loan Documents nor any shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security or instrument, if any, held by Lender as security for or evidence of the aforesaid indebtedness.

                11. Counterparts. This Third Note Modification Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                12. Binding Effect. This Third Note Modification Agreement shall be binding upon and shall inure to the benefit of Borrower (and the partners thereof), and Lender and their respective successors, assigns, grantees, heirs, executors, personal representatives and administrators.

                13. Memorandum. The parties hereto shall execute and record a Memorandum of this Agreement in the Official Records in each of the counties in which the Properties are located.

                14. Headings. The headings used in connection with the paragraphs of this Agreement are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Agreement.







          THIRD NOTE MODIFICATION AGREEMENT - Page   6 -
          5404U/10566.9

                IN WITNESS WHEREOF, the parties hereto have executed this Third Note Modification Agreement to be effective as of the Effective Date.

          Attest:                           THE TRAVELERS INSURANCE COMPANY, a
                                            Connecticut corporation


          By:                               By:
          Its:                              Name:
                                            Title:
                                            LENDER


          Attest: CALIFORNIA SEVEN ASSOCIATES LIMITED PARTNERSHIP, a California limited partnership

          By: CIGNA Realty Resources, Inc.-Seventh, a Delaware corporation, General Partner


          By:                               By:
          Its:                              Name:
                                            Title:
                                            BORROWER













          THIRD NOTE MODIFICATION AGREEMENT - Page   7 -
          5404U/10566.9

          THE STATE OF

          THE COUNTY OF

                On                       , before me, the undersigned, a
          Notary Public in and for said State, personally
          appeared                       and                     , personally
          known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument respectively as
          the                and the                on behalf of the
          corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

                WITNESS MY HAND AND OFFICIAL SEAL.



                                             Notary Public in and for the
                                             State of



          Printed/Typed Name of Notary Public
          My Commission Expires:


          THE STATE OF

          THE COUNTY OF

                On                       , before me, the undersigned, a
          Notary Public in and for said State, personally
          appeared                       and                     , personally
          known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument respectively as
          the                and the                on behalf of the
          corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

                WITNESS MY HAND AND OFFICIAL SEAL.



                                             Notary Public in and for the
                                             State of


          Printed/Typed Name of Notary Public
          My Commission Expires:





          THIRD NOTE MODIFICATION AGREEMENT - Page   8 -
          5404U/10566.9

                        THIRD DEED OF TRUST MODIFICATION AGREEMENT
                     CALIFORNIA SEVEN ASSOCIATES LIMITED PARTNERSHIP)


                THIS THIRD DEED OF TRUST MODIFICATION AGREEMENT is made as
          of       [Date]         (the "Effective Date") by and between
          California Seven Associates Limited Partnership, a California limited partnership (hereinafter referred to as "Trustor"), Ticor Title Insurance Company of California, a California corporation ("Trustee"), and The Travelers Insurance Company, a Connecticut corporation (hereinafter referred to as "Beneficiary").

                                        RECITALS:

                A. Trustor is the maker of that certain Note secured by Deeds of Trusts in the original principal amount of One Hundred Million Dollars ($100,000,000), dated December 20, 1984, as amended by Modification Agreement, dated August 1, 1987, Second Note Modification Agreement, dated as of May 1, 1990, and Third Note Modification Agreement of even date herewith (hereinafter collectively referred to as the "Note").

                B. The Note is secured, inter alia, by that certain Deed of Trust recorded on December 20, 1984, in the Official Records
          of                 County, California, as Document No.             ,
          as amended by that certain Second Deed of Trust Modification
          Agreement, recorded on                   , in the Official Records
          of                 County, California, as Document
          No.                 (the "Deed of Trust") covering the property
          therein described (the "Property").

                C.   The Note is further secured by that certain bank account
          (Account No.           ) styled                                    ,
          at        [Bank]            ,                , California (the
          "Account"), with a balance as of the Effective Date of $          .
          The Account shall be in substitution for the Account described in that certain security agreement created in that certain Modification Agreement, dated August 1, 1987, entered into between Trustor and Beneficiary, as amended by that certain First Amendment to Security Agreement, dated as of May 1, 1990, by and between Trustor and Beneficiary (hereinafter collectively referred to as the "Security Agreement").

                D. The Note, Deeds of Trust, Security Agreement and all other security agreements executed in connection therewith, as modified, are referred to as the "Loan Documents".

                E. Pursuant to that certain order confirming Trustor's Amended Plan of Reorganization (the "Order"), entered by the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court"), in the Chapter 11 Case No. SA 94-19491-JR, In re: California Seven Associates Limited



          THIRD DEED OF TRUST MODIFICATION AGREEMENT - Page   1 -
          5406U/10566.9

          Partnership, a California limited partnership, Debtor (the
          "Bankruptcy Case"), on                   , the Bankruptcy Court
          approved the Trustor's Amended Plan of Reorganization (the "Plan") which required that the Note, Deeds of Trust, and Security Agreement be modified as hereinafter provided and as provided in the six (6) Third Deed of Trust Modification Agreements and in the Second Amendment to Security Agreement entered into by Trustor and Beneficiary contemporaneously herewith.

                NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree to amend the Deed of Trust as follows:

                1. Release of Lien. The provisions of the Note and the Deed of Trust, as amended, which delete the language from Paragraph 32 of the Deed of Trust regarding transfer of the Property and which substitute language therefor providing for the release of the liens created by the Deed of Trust are hereby deleted in their entirety and replaced by the following provision:

                     Beneficiary shall release the lien of the Deed of Trust
                 encumbering a Property upon payment of the amount (the "Release Price") hereinbelow set forth with respect to said Property (subject to proportional increases for any accrued and unpaid postpetition interest, if any, to which the Beneficiary is allowed by the Bankruptcy Court, and adjustments for payments made):

                     Amberway Apartments                        $12,550,000
                      Arbor Park Apartments                     $ 8,410,000
                       Mission Bay East Apartments              $25,500,000
                        Oakwood Apartments-West Los Angeles     $18,600,000
                         Pacifica Club Apartments               $16,000,000
                          Sherman Oaks Apartments               $16,820,497


          The Beneficiary shall apply the Release Price tendered with respect to the Sherman Oaks Apartments to reduce, first, the Sherman Oaks Principal (as defined in the Note) and, to the extent of any excess funds after such application, to reduce the Remaining Property Principal (as defined in the Note). The Beneficiary shall apply the Release Price tendered with respect to each of the other apartments hereinabove set forth to reduce, first, the Remaining Propety Principal, to the extent of any excess funds after such application, to reduce the Sherman Oaks Principal. All such prepayments shall be allowed without penalty or prepayment fee. Interest shall immediately cease upon amounts of principal prepaid.

                2. Ratification. Except as expressly modified herein, or in the Third Note Modification Agreement of even date herewith, or the Second Amendment to Security Agreement of even date herewith, or as otherwise provided to the contrary in the Plan, the Note, Deed of



          THIRD DEED OF TRUST MODIFICATION AGREEMENT - Page   2 -
          5406U/10566.9

          Trust, Security Agreement and other Loan Documents shall remain in full force and effect, and all of the terms and provisions of the Note, Deed of Trust, Security Agreement and other Loan Documents as so modified, are hereby ratified and reaffirmed.

                3. Lien Priority. The Property shall remain in all respects subject to the lien, charge and encumbrance of the Deed of Trust, as herein modified, and nothing herein contained, and nothing done pursuant hereto, shall affect the lien, charge or encumbrance of the Deed of Trust, as herein modified, or the priority thereof over other liens, charges, encumbrances or conveyances, or to release or affect the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Note and/or Deed of Trust, nor shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security or instrument, if any, held by Beneficiary as security for or evidence of the aforesaid indebtedness.

                4. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, without regard to its conflict of law principles.

                5. No Other Agreements. Trustor and Beneficiary each acknowledge that there are no other agreements or representations, either oral or written, express or implied, not embodied in the Deed of Trust, as modified herein, the Note, the Security Agreement, and all other security instruments executed in connection therewith, which, together, represent a complete integration of all prior and contemporaneous agreements and understandings of Trustor and Beneficiary, and, except to the extent modified herein or otherwise provided to the contrary in the Plan, the provisions of the Note, Deeds of Trust, Security Agreement and other Loan Documents executed in connection therewith, are hereby ratified and confirmed.

                6. Counterparts. This Third Deed of Trust Modification Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                7. Binding Effect. This Third Deed of Trust Modification Agreement shall be binding upon and shall inure to the benefit of Trustor (and the partners thereof), and Beneficiary and their respective successors, assigns, grantees, heirs, executors, personal representatives and administrators.

                8. Headings. The headings used in connection with the paragraphs of this Agreement are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Agreement.






          THIRD DEED OF TRUST MODIFICATION AGREEMENT - Page   3 -
          5406U/10566.9

                IN WITNESS WHEREOF, the parties hereto have executed this Third Deed of Trust Modification Agreement to be effective as of the Effective Date.


          Attest:                           THE TRAVELERS INSURANCE COMPANY, a
                                            Connecticut corporation



          By:                               By:
          Its:                              Name:
                                            Title:
                                            BENEFICIARY


          Attest: TICOR TITLE INSURANCE COMPANY OF CALIFORNIA, a California corporation



          By:                               By:
          Its:                              Name:
                                            Title:
                                            TRUSTEE


          Attest: CALIFORNIA SEVEN ASSOCIATES LIMITED PARTNERSHIP, a California limited partnership

          By: CIGNA Realty Resources, Inc.-Seventh, a Delaware corporation, General Partner


          By:                               By:
          Its:                              Name:
                                            Title:
                                            TRUSTOR















          THIRD DEED OF TRUST MODIFICATION AGREEMENT - Page   4 -
          5406U/10566.9

          THE STATE OF

          THE COUNTY OF

                On                       , before me, the undersigned, a
          Notary Public in and for said State, personally
          appeared                       and                     , personally
          known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument respectively as
          the                and the                on behalf of the
          corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.


                WITNESS MY HAND AND OFFICIAL SEAL.




                                             Notary Public in and for the
                                             State of


          Printed/Typed Name of Notary Public
                My Commission Expires:


          THE STATE OF

          THE COUNTY OF

                On                       , before me, the undersigned, a
          Notary Public in and for said State, personally
          appeared                       and                     , personally
          known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument respectively as
          the                and the                on behalf of the
          corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

                WITNESS MY HAND AND OFFICIAL SEAL.




                                             Notary Public in and for the
                                             State of


          Printed/Typed Name of Notary Public
                My Commission Expires:



          THIRD DEED OF TRUST MODIFICATION AGREEMENT - Page   5 -
          5406U/10566.9

          THE STATE OF

          THE COUNTY OF

                On                       , before me, the undersigned, a
          Notary Public in and for said State, personally
          appeared                       and                     , personally
          known to me or proved to me on the basis of satisfactory evidence to be the persons who executed the within instrument respectively as
          the                and the                on behalf of the
          corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

                WITNESS MY HAND AND OFFICIAL SEAL.




                                             Notary Public in and for the
                                             State of


          Printed/Typed Name of Notary Public
                My Commission Expires:











          THIRD DEED OF TRUST MODIFICATION AGREEMENT - Page   6 -
          5406U/10566.9